UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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MEMC Electronic Materials, Inc.

(Name of Registrant as Specified In Its Charter)

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MEMC ELECTRONIC MATERIALS, INC.

501 Pearl Drive (City of O’Fallon)

St. Peters, Missouri 63376

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 20, 2010

MEMC Electronic Materials, Inc. will hold its 2010 Annual Stockholders’ Meeting at the Greenbelt Marriott Hotel, 6400 Ivy Lane, Greenbelt, Maryland, 20770, on Tuesday, April 20, 2010 at 7:00 a.m., local time, for the following purposes:

1.	To elect four Class III directors to serve for a term expiring in 2013;

2.	To consider and act upon a proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2010;

3.	To consider and act upon a proposal to approve and adopt the MEMC Electronic Materials, Inc. 2010 Equity Incentive Plan; and

4.	To transact such other business as may properly come before the meeting and all adjournments thereof.

The Board of Directors has fixed February 25, 2010 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and all adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at our executive offices not less than ten days prior to the Annual Meeting and at the meeting.

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish these proxy materials and our Annual Report to Stockholders on the Internet. This means that most stockholders will not receive paper copies of our proxy materials and Annual Report. We will instead send stockholders a Notice Regarding the Availability of Proxy Materials with instructions for accessing the proxy materials and Annual Report on the Internet. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our 2010 Annual Meeting.

Sincerely,

BRADLEY D. KOHN
Corporate Secretary

March 11, 2010

Whether or not you plan to attend the meeting, to ensure that your shares will be represented at the meeting, please follow the instructions for submitting your proxy which appears on page 1 of the accompanying proxy statement. You may withdraw your proxy at any time before it is voted at the meeting.

i

PROXY STATEMENT — VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT

MEMC is soliciting proxies to be used at our 2010 Annual Stockholders’ Meeting. The Notice Regarding the Availability of Proxy Materials will be mailed to stockholders beginning March 11, 2010. Please review these proxy materials and return your proxy or otherwise vote your shares. Your vote is important and the Board of Directors urges you to participate in this important meeting.

Who Can Vote

Record holders of MEMC common stock on February 25, 2010 may vote at the Annual Meeting. On February 25, 2010, there were 227,369,614 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter submitted to a vote at the Annual Meeting.

How You Can Vote

Pursuant to rules adopted by the U.S. Securities and Exchange Commission, we are now providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials (the “Notice”) to our stockholders of record. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, including a printed proxy card, unless you request to receive these materials. The Notice will instruct you as to how you may access and review the proxy materials on the Internet on the website referred to in the Notice. The Notice also instructs you as to how you may access your proxy card to vote on the Internet.

If you are a stockholder of record on the record date, there are four ways to vote:

•	By Internet — Log on to the Internet and go to www.proxyvote.com, and follow the steps outlined on the secured website;

•	By Telephone — Call toll free 1-800-690-6903 within the United States, Canada and Puerto Rico, and follow the instructions provided by the recorded message;

•	By Printed Proxy — Request a printed proxy card as instructed in the Notice. When you receive your proxy card, mark, date and sign it, and return it in the postage-paid envelope provided; and

•

In Person — Come to the Annual Meeting and cast your vote there. If your shares are held in the name of your broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy or power of attorney from the nominee and present it at the meeting to establish your right to vote the shares.

How You May Revoke or Change Your Vote

If you give a proxy, you may revoke it at any time before your shares are voted. You may revoke your proxy in one of four ways:

•	Deliver another proxy (either Internet proxy or printed proxy) with a later date;

•	Enter a new vote by Internet or telephone;

•	Notify our Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	Vote in person at the Annual Meeting.

Abstentions and Broker Non-Votes

The vast majority of the stockholders of MEMC hold their shares through a broker, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•

Stockholder of Record — If your shares are registered directly in your name with MEMC’s transfer agent, Computershare, you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to MEMC or to a third party, or to vote in person at the Annual Meeting.

•

Beneficial Owner — If your shares are held in a brokerage account, by a trustee or by another nominee, you are considered, with respect to those shares, the “beneficial owner.” As the beneficial owner of those shares, you have the right to direct your broker, trustee or nominee how to vote, and you also are invited to attend the Annual Meeting in person. Because a beneficial owner is not the stockholder of record, however, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

In previous years, under applicable SEC and NYSE rules, your broker had discretionary authority to vote your shares for or against the election of directors without direction from you. Due to recent changes in applicable SEC and NYSE rules, your broker may no longer vote your shares in director elections unless you have specifically directed him or her to do so. As a result, it is expected that many fewer shares might be cast in director elections than in years past. Therefore, your vote is even more critical in 2010 than in years past.

It is imperative that each stockholder instruct his/her/its broker how to vote on the issues presented for consideration. Brokers who do not receive instructions are entitled to vote those shares ONLY with respect to the ratification of the selection of our independent registered public accounting firm (KPMG LLP) but not with respect to any other matter to be presented at the Annual Meeting, including in the election of directors or the 2010 Equity Incentive Plan. Outstanding shares not voted by brokers under such circumstances, but represented at the meeting by otherwise completed proxy cards, are referred to as “broker non-votes.” Broker non-votes will NOT be counted as votes cast for the election of directors or the approval of the MEMC 2010 Equity Incentive Plan. Those shares will be deemed abstentions for the voting on those matters. Broker non-votes will be deemed votes FOR the ratification of KPMG LLP as MEMC’s independent registered public accounting firm for the year ending December 31, 2010.

Pursuant to recent amendments to our By-Laws, directors are elected by a majority of the votes cast. For a director to be elected, the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Abstentions will not be taken into account in director elections. Each of the other proposals will be approved if it receives a majority of the votes of the shares present in person at the meeting and those represented by proxy and entitled to vote. Except as otherwise provided above with respect to director elections, abstentions are counted as votes present and entitled to vote and have the same effect as votes against a proposal.

Special Voting Rules for Participants in MEMC Retirement Savings Plan

Participants in the MEMC Retirement Savings Plan may hold MEMC common stock as an investment pursuant to the MEMC Stock Fund alternative in the Retirement Savings Plan.

If you are a participant in the MEMC Retirement Savings Plan, your voting direction card represents all shares you own through the plan, assuming that your shares are registered in the same name. Your voting direction card will serve as a voting instruction for the trustee of the Retirement Savings Plan. Plan participants may direct the plan’s trustee how to vote the shares held by the plan, but only if the participant returns a voting direction card. If you own shares through the Retirement Savings Plan and you do not vote, the Retirement Savings Plan trustee will vote those shares in the same proportion as other participants vote their Retirement Savings Plan shares.

Quorum

For business to be transacted at the Annual Meeting, there must be a quorum. A majority of the outstanding shares entitled to vote at the Annual Meeting represented in person or by proxy at the meeting will constitute a quorum. Abstentions and broker non-votes are counted as present for establishing a quorum. Shares represented by proxies that are marked “withhold” with respect to the election of one or more directors will be counted as present in determining whether there is a quorum at the meeting.

Vote Required

If a quorum is present at our Annual Meeting, the following vote is required for approval of each matter to be voted on:

Election of Directors	In the election of directors, each director will be elected by the vote of the majority of votes cast with respect to that director nominee. A majority of votes cast means that the number of votes cast “FOR” a nominee’s election must exceed the number of votes “AGAINST” such nominee’s election. Each nominee receiving more votes for his or her election than votes against his or her election will be elected.

Ratification of Selection of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2010	A majority of shares entitled to vote and present in person or by proxy at the meeting must be voted “FOR” the ratification of KPMG LLP as MEMC’s independent registered public accounting firm for the year ending December 31, 2010.

Approval and Adoption of MEMC 2010 Equity Incentive Plan	A majority of shares entitled to vote and present in person or by proxy at the meeting must be voted “FOR” the approval and adoption of the MEMC 2010 Equity Incentive Plan.

Costs of Solicitation

We will pay for preparing, printing and mailing the Notice and, as applicable, other proxy materials. Proxies may be solicited personally or by telephone by our regular employees without additional compensation. In addition, we will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the Notice and other proxy materials to our beneficial owners.

Printed Proxy Materials

If you received a Notice by mail and would like to receive a printed copy of our proxy materials (including a proxy card), please follow the instructions included in the Notice. These instructions include three options for requesting materials: (i) via the Internet, by going to www.proxyvote.com, and following the instructions thereon; (ii) via telephone, by calling 1-800-579-1639; and (iii) via email, by sending an email to sendmaterial@proxyvote.com, which email must include the 12 Digit Control Number set forth in the Notice. We may choose to mail printed proxy materials to certain stockholders.

ITEM NO. 1 — ELECTION OF DIRECTORS

The Board of Directors consists of ten members organized into three classes, with each director elected to serve for a three-year term. There are three directors in Class I (term expiring in 2011), three directors in Class II (term expiring in 2012) and four directors in Class III (term expiring at this Annual Meeting).

Four Class III directors will be elected at our 2010 Annual Meeting to serve for a three-year term expiring at our Annual Meeting in the year 2013. The Nominating and Corporate Governance Committee has nominated Emmanuel T. Hernandez, John Marren, William E. Stevens, and James B. Williams for election as Class III directors at this meeting. Messrs. Hernandez, Marren, Stevens and Williams are currently serving as Class III directors, Mr. Hernandez having been appointed by the Board of Directors on May 12, 2009 to fill a vacancy on the Board of Directors, and Messrs. Marren, Stevens and Williams having previously been elected at the 2007 Annual Meeting. Messrs. Hernandez, Marren, Stevens and Williams each have consented to serve for a new term. If Messrs. Hernandez, Marren, Stevens and Williams are elected as directors, they will continue in office until their successors have been elected and qualified. If Messrs. Hernandez, Marren, Stevens and Williams are unable to serve as directors at the time of the Annual Meeting, the persons named on the proxy card may vote for any alternative designated by the present Board of Directors.

You may not vote for more than four nominees. The persons named on the proxy card intend to vote the proxy representing your shares for the election of Messrs. Hernandez, Marren, Stevens and Williams, unless you indicate on the proxy card that the vote should be withheld or you indicate contrary directions. If you deliver the proxy card without giving any direction, the persons named on the proxy card will vote the proxy representing your shares FOR the election of the nominees named on the proxy card.

The Board of Directors recommends a vote “FOR”

the election of Messrs. Hernandez, Marren, Stevens and Williams as directors.

Director Qualifications

The following provides information as of March 1, 2010 about each director nominee and each continuing director. The information presented includes information each director has given us about his age, all positions he holds, his principal occupation and business experience for the past five years, and the names of other publicly held companies of which he currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to MEMC and our Board. Finally, we value their significant current and prior experience on other public and private company boards of directors and board committees.

The Nominating and Corporate Governance Committee has no stated specific or minimum qualifications that must be met by a director candidate, and the Committee uses the same selection criteria regardless of whether the candidate has been recommended by a stockholder or identified by the Board. All candidates for election or reelection, however, should (1) have sufficient experience in the semiconductor, solar wafer, solar energy systems or general technology industries to enable them to effectively help design and guide our business strategy, (2) be prepared to participate fully in Board activities, including preparation for, attendance at and active participation in, meetings of the Board, (3) not hold positions that would conflict with their responsibilities to us, and (4) have a high degree of personal integrity and interpersonal skills. In addition, each candidate should also be prepared to represent the best interests of all of our stockholders and not just one particular constituency. The Board believes directors should encompass a range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to all of the Company’s operations and interests. MEMC looks for a range of skills and criteria which it expects from all of its directors. In light of the nature of the company’s business, the

Nominating and Corporate Governance Committee (and Board as a whole) looks for director candidates who have experience in the semiconductor industry or solar industry, either as executives or directors. In addition, the Committee looks to candidates who have international expertise. As a general matter, good judgment, strong character, and leadership experience are key factors for qualification to serve as a member of the Board of Directors. In the event that there is an available Board position, the Board assesses its current skills set and has in the past specifically set out to fill any gaps in experience or certain skills, and expects it will continue to do so in the future.

INFORMATION ABOUT NOMINEES AND CONTINUING DIRECTORS

Nominees for Election in 2010

Emmanuel T. Hernandez, Director since 2009, Age 54

(Term expiring in 2010)

From April 2005 to November 2008, Mr. Hernandez served as the Chief Financial Officer of SunPower Corporation. He retired as Chief Financial Officer of SunPower in November 2008, but continued in a transition role at SunPower until January 2009. Prior to April 2005, Mr. Hernandez served for more than 11 years as the Executive Vice President of Finance and Administration and Chief Financial Officer for Cypress Semiconductor, having joined that company in 1993 as its Corporate Controller. Prior to that, Mr. Hernandez held various financial positions with National Semiconductor Corporation from 1976 through 1993. Mr. Hernandez currently serves on the board of directors of ON Semiconductor Corp., a public company listed on the NYSE, Aruba Networks, a public company listed on NASDAQ, and EnStorage, Inc., a private storage systems company.

John Marren, Director since 2001, Age 46

(Term expiring in 2010)

Mr. Marren has been Chairman of the Board of Directors of MEMC since November 2001. Mr. Marren has been a Partner of TPG Capital (formerly Texas Pacific Group), a privately held investment firm, since April 2000. Mr. Marren also served on the Board of Directors of Conexant Systems, Inc., a publicly held NYSE company, from 2004 to 2008 and on the Board of Directors of ON Semiconductor Corp., also an NYSE company, from 2000 until 2007. Mr. Marren also spent eight years in the semiconductor industry working with other companies prior to MEMC. He has served on seven other boards of directors of private and public companies, including service on audit and compensation committees.

William E. Stevens, Director since 2001, Age 67

(Term expiring in 2010)

Mr. Stevens has served as Chairman of BBI Group, Inc., a private equity investment firm, since November 2000. Mr. Stevens serves on the Board of Directors of McCormick & Company, Incorporated, an NYSE company in the food services industry. Mr. Stevens served as Chairman and Chief Executive Officer of the Wesmark Group from 1999 to 2001. From 1996 to 1999, Mr. Stevens was an Executive Vice President with Mills & Partners, a private equity and leveraged-buyout investment firm. Prior to this, Mr. Stevens served as the President and Chief Executive Officer of United Industries Corp. from 1989 to 1996. Mr. Stevens previously has served on the board of directors of The Black & Decker Corporation, a publicly traded company listed on the NYSE, Chromalloy American, a subsidiary of Sequa Corporation, a formerly public company, The Earthgrains Company, a public company listed on the NYSE, and United Industries, a privately held company.

James B. Williams, Director since 2003, Age 53

(Term expiring in 2010)

Mr. Williams is a Partner of TPG Capital (formerly Texas Pacific Group), a privately held investment firm. Mr. Williams joined Texas Pacific Group in February 1999. Mr. Williams also is a member of the board of directors of several private companies. Mr. Williams is a former chief executive responsible for strategic and operational leadership and results of a solar business. He is also the former managing partner of a global management consulting firm specializing in organizational effectiveness, strategic management and executive compensation. Currently, in his role as a partner at TPG Capital, a leading global private equity firm, he has responsibility for, among other things, supporting and guiding the performance of executives.

Continuing Directors

Peter Blackmore, Director since 2006, Age 62

(Term expiring in 2011)

Mr. Blackmore has been President, Chief Executive Officer and a member of the board of directors of UTStarcom, Inc., an internet protocol company listed on NASDAQ, since July 2008. From July 2007 to July 2008 Mr. Blackmore was President and Chief Operating Officer for UTStarcom. Before this position, Mr. Blackmore had been Executive Vice President of Unisys Corporation between February 2005 and July 2007. From 1991 through August 2004, Mr. Blackmore served in various roles at Compaq Computer Corporation, or Compaq, and Hewlett-Packard Company, or HP, most recently as Executive Vice President of the Customer Solutions Group at HP from May 2004 through August 2004, and as Executive Vice President of the Enterprise Systems Group at HP from 2002 through May 2004. Prior to the merger of Compaq and HP, Mr. Blackmore served as Senior Vice President of Worldwide Sales and Service of Compaq from 2000 through 2002 and Senior Vice President of Worldwide Sales and Marketing of Compaq from 1998 through 2000. Mr. Blackmore was a member of the Board of Directors of Multi-Fineline Electronix, Inc. from 2005 to 2008. Mr. Blackmore has experience in the computer and telecommunications industries, which are closely tied to the semiconductor industry. In addition, he has significant experience in China and India through his work with HP and UTStarcom.

Ahmad R. Chatila, Director since 2009, Age 43

(Term expiring in 2011)

Mr. Chatila joined MEMC as President and Chief Executive Officer and as a Class II director on March 2, 2009. Prior to joining MEMC, Mr. Chatila served as Executive Vice President, Memory and Imaging Division of Cypress Semiconductor Corporation, a semiconductor design and manufacturing company listed on NASDAQ, from July 2005 to February 2009. From September 2004 to June 2005, Mr. Chatila was the Vice President of Operations of the Cypress Memory and Imaging Division, and before that he served as Managing Director of the low power memory business unit in the Memory and Imaging Division from January 2003 to September 2004. Mr. Chatila initially joined Cypress in 1991 and held a number of management roles in wafer technology development, manufacturing and sales since that time, including the positions described above. From November 1997 to December 1999, Mr. Chatila worked for Taiwan Semiconductor Manufacturing Company (TSMC) as Senior Account Manager, before rejoining Cypress in January 2000. Mr. Chatila has over 20 years’ experience in the semiconductor industry, with increasing responsibility as an executive during this time, prior to his appointment as our President and Chief Executive Officer.

Marshall Turner, Director since 2007, Age 68

(Term expiring in 2011)

Mr. Turner served as MEMC’s Interim Chief Executive Officer from November 12, 2008 to March 1, 2009. Effective March 2, 2009, Mr. Turner became MEMC’s Interim SVP of Business and Strategic Development upon Mr. Chatila’s employment as our President and Chief Executive Officer. Previously, Mr. Turner served as Chairman and Chief Executive Officer of Dupont Photomasks, Inc. from June 2003 through April 2005 (when it was acquired by Toppan Printing Company, Ltd.), and President and Chief Executive Officer of that company through May 2006. The company manufactures photomasks for semiconductor chip fabricators. Mr. Turner is also a member of the board of directors of Xilinx, Inc., a digital programmable logic company listed on NASDAQ, and the AllianceBernstein Funds, a group of 32 mutual funds advised by AllianceBernstein LP, a leading global investment management firm. Mr. Turner has over 10 years experience in CEO roles, and 20 years experience as a venture capital fund partner or principal. He has served as a board member of 22 public or private software, electronics, biotechnology, computer, telecommunication, consumer product, and education companies.

Robert J. Boehlke, Director since 2001, Age 68

(Term expiring in 2012)

Mr. Boehlke was most recently Executive Vice President and Chief Financial Officer of KLA-Tencor, a position he held from 1990 until his retirement in 2000. Between 1983 and 1990, he held a variety of general management positions with that company. KLA-Tencor is a supplier of process control and yield management solutions for the semiconductor manufacturing industry. Mr. Boehlke is a member of the Board of Directors of Tessera Technologies, Inc., an intellectual property technology licensing company, and in the past he has served on the board of directors of other public and private companies, including LTX Corporation, Entegris Inc., QuickLogic Corp., DuPont Photomasks, Inc. and Semi-Sematech.

C. Douglas Marsh, Director since 2001, Age 64

(Term expiring in 2012)

Mr. Marsh was most recently Vice President Business Integration & U.S. Institutional Investor Relations of ASML US, Inc., a supplier of photolithography equipment to the semiconductor industry, a position he held from 2000 until his retirement in April 2004. From 1991 to 2000, Mr. Marsh held a variety of executive management positions with ASML. Mr. Marsh is a member of the Board of Directors of ATMI, Inc., a public company. Mr. Marsh has over 30 years’ experience as an executive in the semiconductor materials industry, including sales management, marketing, technology management and financial communications.

Michael McNamara, Director since 2008, Age 53

(Term expiring in 2012)

Mr. McNamara has served as the Chief Executive Officer of Flextronics International Ltd. since January 2006, and as a director of Flextronics since October 2005. Mr. McNamara previously served as Chief Operating Officer of Flextronics from January 2002 to January 2006, as Vice President of U.S. Operations from April 1997 to December 2001, and as Vice President, North American Operations from April 1994 to April 1997. Flextronics is one of the largest electronics manufacturing services providers in the world, with facilities in 30 countries. Mr. McNamara has experience on four separate boards of directors, including his current service on the board of directors of Delphi Corporation, a private automotive parts company, and extensive experience in the electronics industry.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS,

DIRECTORS AND EXECUTIVE OFFICERS

The following table lists the beneficial ownership of MEMC common stock as of February 16, 2010, based on 227,360,319 shares outstanding as of such date, by (i) each of our directors as of such date; (ii) our executive officers listed in our summary compensation table under “EXECUTIVE COMPENSATION” below; (iii) all directors and executive officers as a group as of such date; and (iv) each person known by the Company to own beneficially five percent or more of MEMC’s common stock. Except as indicated below, each person has the sole power to vote and transfer his or her shares or interests.

Name	Number of Shares of MEMC Common Stock Beneficially Owned		Percentage of MEMC Outstanding Common Stock
FMR LLC	33,520,409	(1)	14.7%
Blackrock, Inc.	15,000,384	(2)	6.7%
Peter Blackmore	33,800	(3)	*
Robert J. Boehlke	44,000	(4)	*
Emmanuel Hernandez	0		*
John Marren	19,000	(5)	*
C. Douglas Marsh	49,000	(6)	*
Michael McNamara	3,200	(7)	*
William E. Stevens	52,000	(8)	*
James B. Williams	19,000	(9)	*
Ahmad Chatila	206,250	(10)	*
Marshall Turner	68,200	(11)	*
Kenneth H. Hannah	213,267	(12)	*
Timothy C. Oliver	0		*
Carlos Domenech	0		*
Shaker Sadasivam	118,032	(13)	*
Sean Hunkler	24,502	(14)	*
All directors and executive officers as a group (20) persons)	1,026,413	(15)	*

*	Represents less than 1% of MEMC’s outstanding common stock as of February 16, 2010.

(1)

Based solely on information contained in a Schedule 13G/A jointly filed with the Securities and Exchange Commission by FMR LLC and Edward C. Johnson 3d on February 16, 2010. According to the filing, Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 30,644,207 shares of MEMC common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Magellan Fund, amounted to 13,819,211 shares of MEMC common stock. Fidelity Magellan Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 30,644,207 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity

Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Pyramis Global Advisors, LLC (“PGALLC”), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 27,400 shares of MEMC common stock as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive power over 27,400 shares and sole power to vote or to direct the voting of 27,400 shares of Common Stock owned by the institutional accounts or funds advised by PGALLC as reported above. Pyramis Global Advisors Trust Company (“PGATC”), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 119,690 shares of MEMC common stock as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 119,690 shares and sole power to vote or to direct the voting of 115,590 shares of MEMC common owned by the institutional accounts managed by PGATC as reported above. FIL Limited (“FIL”), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution under section 240.13d-1(b)(1)(ii), is the beneficial owner of 2,729,112 shares of MEMC common stock. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR LLC and FIL, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 47% of the total votes which may be cast by all holders of FIL voting stock. FMR LLC and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals. FMR LLC and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934 (the “1934 Act”) and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under the 1934 Act. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d). However, FMR LLC made the Schedule 13G/A filing on a voluntary basis as if all of the shares are beneficially owned by FMR LLC and FIL on a joint basis.

(2)	Based solely on information contained in a Schedule 13G jointly filed with the Securities and Exchange Commission by Blackrock, Inc. on January 29, 2010. According to the filing, Blackrock, Inc., 40 East 52nd Street, New York, NY 10022, is the beneficial owner of 15,000,384 shares of MEMC common stock.

(3)	Includes 33,800 shares that may be acquired by the holder within 60 days of February 16, 2010, including 3,800 shares underlying restricted stock unit awards that such director could receive upon his resignation as a director.

(4)	Includes 29,000 shares that may be acquired by the holder within 60 days of February 16, 2010, including 19,000 shares underlying restricted stock unit awards that such director could receive upon his resignation as a director.

(5)	All of these shares may be acquired by the holder within 60 days of February 16, 2010, including 19,000 shares underlying restricted stock unit awards that such director could receive upon his resignation as a director.

(6)	Includes 19,000 shares underlying restricted stock unit awards that such director could receive upon his resignation as a director which may be acquired by the holder within 60 days of February 16, 2010. Also includes 10,000 shares held by a grantor annuity trust for the benefit of Mr. Marsh’s spouse and 5,000 shares held by Marsh Family Investments, which is owned by the Marsh Family Trust, of which Mr. Marsh is a co-trustee. Mr. Marsh disclaims beneficial ownership of these 15,000 shares.

(7)	All of these shares may be acquired by the holder within 60 days of February 16, 2010, including 700 shares underlying restricted stock unit awards that such director could receive upon his resignation as a director.

(8)	Includes 42,000 shares that may be acquired by the holder within 60 days of February 16, 2010, including 25,000 shares underlying restricted stock unit awards that such director could receive upon his resignation as a director.

(9)	All of these shares may be acquired by the holder within 60 days of February 16, 2010, including 19,000 shares underlying restricted stock unit awards that such director could receive upon his resignation as a director.

(10)	Includes 187,500 shares that may be acquired within 60 days of February 16, 2010.

(11)	Includes 67,200 shares that may be acquired by the holder within 60 days of February 16, 2010, including 2,200 shares underlying restricted stock unit awards that such director could receive upon his resignation as a director.

(12)	Includes 197,500 shares that may be acquired within 60 days of February 16, 2010.

(13)	Includes 112,125 shares that may be acquired within 60 days of February 16, 2010.

(14)	Includes 18,750 shares that may be acquired within 60 days of February 16, 2010.

(15)	Includes 1,019,025 shares that may be acquired within 60 days of February 16, 2010 and 126,450 shares underlying restricted stock unit awards held by directors that such directors could receive upon resignation as a director.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

Board of Directors

Our Board of Directors currently consists of ten directors, nine of whom are independent under applicable New York Stock Exchange Rules. On January 19, 2010, the Board of Directors affirmatively determined that, in its judgment, each director other than Mr. Chatila meets all applicable independence standards established by the New York Stock Exchange. As of the date Mr. Turner assumed office as the Interim Chief Executive Officer of MEMC, November 12, 2008, the Board determined that Mr. Turner did not then meet the applicable NYSE independence standards. After the appointment of Mr. Chatila as President and Chief Executive Officer on March 2, 2009 and the cessation of employment with the Company by Mr. Turner, Mr. Turner again became independent under applicable NYSE rules.

The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Investment Committee. The Board of Directors met 11 times in 2009. During 2009, all directors attended at least 75% of the Board meetings and meetings of the committees on which they served.

Corporate Governance

Our Board of Directors has adopted and maintains our corporate governance guidelines. The Board also has adopted a code of business conduct applicable to all of our directors, officers and employees. The corporate governance guidelines and the code of business conduct are posted on our website at www.memc.com. Copies of the corporate governance guidelines and code of business conduct are also available in print at no charge to any stockholder who requests them by writing to the Director of Investor Relations at MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O’Fallon), St. Peters, Missouri 63376.

In accordance with our corporate governance guidelines, non-management directors hold executive sessions regularly without management present. The independent, non-management directors meet at least once annually, although the independent, non-management directors typically meet without management present each quarter in conjunction with MEMC’s regular quarterly Board meetings. Interested parties seeking to make their concerns known to the Board of Directors may communicate directly with the non-management members of the Board of Directors by sending written correspondence by mail to MEMC Board of Directors, P.O. Box 19706, Alexandria, VA 22320, or by email to: memc@corporateethics.com. Any written correspondence intended only for the non-management directors should be clearly marked as such.

Also consistent with our corporate governance guidelines, directors are expected to attend a minimum of 75% of all Board meetings and, where applicable, meetings of committees on which the directors serve. Directors are encouraged, but not required, to attend our annual stockholders’ meeting. Last year, all of our directors as of the time of the annual stockholders’ meeting attended the annual stockholders’ meeting.

Board Policy Regarding Voting for Directors

In February 2010, the Board of Directors adopted amendments to MEMC’s By-Laws to provide for majority voting in director elections. Prior to these amendments, directors were elected by a plurality of the votes outstanding. MEMC’s Amended and Restated By-Laws require that in order to be elected, the number of shares voted “for” a director nominee must exceed the number of votes “against” that nominee. Each of our director nominees is currently serving on the Board. If a nominee who is currently serving as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” MEMC has adopted a policy whereby any incumbent director nominee who receives a greater number of votes “against” his or her election than votes “for” such election will tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. In that situation, our Nominating and Corporate Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board would act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date that the election results were certified.

Audit Committee

Our Audit Committee is comprised of five directors, all of whom are independent. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibility with respect to:

•	The quality and integrity of our financial statements and financial reporting processes;

•	Our systems of internal accounting and financial controls and disclosure controls;

•	The qualifications and independence of our independent auditors;

•	The performance of our internal audit function and independent auditors; and

•	Compliance with legal and regulatory requirements and codes of conduct and ethics programs established by management and the Board of Directors.

The Audit Committee is responsible for appointing, retaining, compensating, evaluating and, if necessary, terminating MEMC’s independent auditors. The Audit Committee meets periodically with representatives from our independent auditors separate from management. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of confidential and anonymous complaints regarding MEMC’s accounting, internal accounting controls and auditing matters. We have published these procedures on our website at www.memc.com. A copy of these procedures is also available in print at no charge to any stockholder who requests the procedures by writing to the Director of Investor Relations at MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O’Fallon), St. Peters, Missouri 63376.

The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on our website at www.memc.com. A copy of the charter is also available in print at no charge to any stockholder who requests the charter by writing to the Director of Investor Relations at MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O’Fallon), St. Peters, Missouri 63376. The members of the Audit Committee during 2009 were Messrs. Stevens (Chairman), Boehlke, Marsh, and McNamara, until October 2009, when Mr. Hernandez joined the Audit Committee. The Board of Directors has affirmatively determined that, in its judgment, each member of the Audit Committee is financially literate and meets all applicable independence standards established by the New York Stock Exchange. The Board of Directors has also determined that each of Mr. Boehlke, Mr. Hernandez and Mr. Stevens is an “audit committee financial expert” within the meaning of the rules and regulations adopted by the Securities and Exchange Commission and the New York Stock Exchange. The Audit Committee met eight times in 2009.

Compensation Committee

Our Compensation Committee currently consists of four directors, all of whom are independent. The Compensation Committee discharges the Board of Directors’ responsibilities relating to compensation of our executives and directors. The Compensation Committee has overall responsibility for approving and evaluating our director and officer compensation plans, policies and programs.

The Compensation Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on our website at www.memc.com. A copy of the charter is also available in print at no charge to any stockholder who requests the charter by writing to the Director of Investor Relations at MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O’Fallon), St. Peters, Missouri 63376. The members of the Compensation Committee during 2009 were Messrs. Williams (Chairman), Blackmore, Boehlke and Marsh. The Board of Directors has determined that each of Mr. Williams, Blackmore, Boehlke and Marsh meet the independence standards established by the New York Stock Exchange. The Compensation Committee met four times in 2009.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of three members, all of whom are independent. The Nominating and Corporate Governance Committee:

•	Assists the Board by identifying individuals qualified to become members of the Board of Directors;

•	Recommends to the Board the director nominees for the next annual stockholders’ meeting and from time to time to fill vacancies on the Board;

•	Recommends to the Board our Corporate Governance Guidelines; and

•	Leads the Board in its annual review of the Board’s performance.

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on our website at www.memc.com. A copy of the charter is also available in print at no charge to any stockholder who requests the charter by writing to the Director of Investor Relations at MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O’Fallon), St. Peters, Missouri 63376. The members of the Nominating and Corporate Governance Committee during 2009 were Messrs. Boehlke (Chairman), Blackmore, and Stevens. The Board of Directors determined that each of Messrs. Blackmore, Boehlke and Stevens meet the independence standards established by the New York Stock Exchange. The Nominating and Corporate Governance Committee met three times in 2009.

Investment Committee

During 2009, we established an Investment Committee. The Investment Committee is responsible for reviewing and evaluating potential strategies, candidates and transactions for the investment of Company funds in privately held, venture capital backed or public companies, with a typical investment size of less than $10 million. The members of the Investment Committee during 2009 were Messrs. Turner (Chairman), Hernandez and McNamara. The Investment Committee met three times in 2009.

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and nominating persons for election to our Board of Directors. Following its evaluation, the Committee then recommends to the full Board a slate of director candidates for inclusion in the proxy statement and proxy card.

In the case of incumbent directors, the Committee will review each director’s overall service during his current term. In the case of new director candidates, the Committee will first determine whether the nominee must be independent under the rules of the New York Stock Exchange and identify any special needs of the current Board. The Committee will consider individuals recommended by current Board members, Company management and shareholders. The Committee will seek to identify and recruit the best available candidates. The following characteristics are minimum qualifications for service on the MEMC Board of Directors: character and integrity; significant business or public experience relevant and beneficial to the Board of Directors and the Company; strong professional and personal reputation; the ability to exercise sound business judgment; and a willingness to make a sufficient time commitment to the affairs of MEMC in order to effectively perform the duties of a director.

The Committee will consider recommendations for director nominees from MEMC stockholders. Any stockholder wishing to submit a recommendation should send the following information to our Corporate Secretary, 501 Pearl Drive (City of O’Fallon), P.O. Box 8, St. Peters, Missouri 63376:

•	Stockholder’s name, number of shares owned, length of period held, and proof of ownership;

•	Name, age and address of candidate;

•	Candidate’s detailed resume;

•	Description of any arrangements or understandings between the stockholder and the candidate; and

•	Signed statement from the candidate confirming his or her willingness to serve on the Board of Directors.

Stockholders may submit potential director candidates at any time pursuant to these procedures. The Committee will consider such candidates in connection with annual elections of directors, filling any director vacancies, and at other times deemed appropriate by the Committee. If a stockholder seeks to nominate a candidate for director for election at the 2011 annual stockholders’ meeting, the stockholder must follow the procedures described under “Stockholder Proposals for 2011 Annual Meeting” below.

Director Evaluations

On an annual basis, the Nominating and Corporate Governance Committee conducts an evaluation of the Board, the functioning of the committees and each individual member of the Board. In addition to this evaluation, and as a part of this process, the Board and each Committee conducts a self-assessment. The Nominating and Corporate Governance Committee reviews the results of these self-assessments, and shares the same with the Board and each Committee, as appropriate, and makes any advisable recommendations based on this feedback.

Policy on Director Diversity

While the Nominating and Corporate Governance Committee does not have a written policy regarding diversity in identifying new director candidates, the Committee takes diversity into account in looking for the best available candidates to serve on the Board of Directors. The Committee looks to establish diversity on the Board through a number of demographics, experiences, including operational experience, skills, and viewpoints, all with a view to identify candidates that can assist the Board with its decision making. The Committee believes that the current Board of Directors reflects diversity on a number of these factors.

Board of Directors’ Role in Risk Management

Risk is an integral part of Board and Committee deliberations throughout the year. Under MEMC’s Audit Committee Charter, the Audit Committee is responsible for discussing policies with respect to risk assessment and risk management with senior management. While it is the job of the Chief Executive Officer and senior management to assess and manage the Company’s exposure to risk, the Audit Committee must discuss guidelines and policies to govern the process by which this is handled. The Audit Committee is responsible for discussing the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee and the Board annually review an assessment of the primary operational and regulatory risks facing the Company, their relative magnitude and management’s plan for mitigating these risks. In addition, the Board discusses risks related to the Company’s business strategy at the annual strategic planning meeting and at other meetings as appropriate.

Risk Considerations in our Compensation Program

Our Compensation Committee has discussed the concept of risk as it relates to our compensation program and the Committee does not believe our compensation program encourages excessive or inappropriate risk-taking by our executives or employees for the following reasons:

•

We structure our pay to consist of both fixed and variable compensation. The salary portion of compensation is designed to provide a steady income regardless of MEMC’s stock price performance so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) portions of compensation are designed to reward both short- and long-term corporate performance. For short-term performance, our cash bonus is awarded based on achievement of Company and personal targets. For long-term performance, our stock option awards generally vest over four years and are only valuable if our stock price increases over time. Our restricted stock units generally vest after achievement of performance objectives in equal installments over a set number of years or just over time, either annually or with cliff vesting (e.g., after three and five years). We feel that these variable elements of compensation are a sufficient percentage of overall compensation to motivate executives to produce superior short- and long-term corporate results, while the fixed element is also sufficiently high that the executives are not encouraged to take unnecessary or excessive risks in doing so.

•

Because the performance measures for determining incentive payments consist largely of Company measures, we believe our executives are encouraged to take a balanced approach that focuses on corporate performance.

•

Under our 2010 incentive program, our targets are applicable to our executives and employees alike, regardless of business segment. We believe this encourages consistent behavior across the organization, rather than establishing different performance metrics depending on a person’s position in the company or their business segment. As a result, a person in our most profitable business segment is not encouraged to take more risk than someone in a less profitable business segment and vice-versa.

•

Under our 2010 incentive program, we cap our cash bonus at double the target level, which we believe also mitigates excessive risk taking. Even if the Company dramatically exceeds its targets, bonus payouts are limited. Conversely, we have a floor on bonus payouts so that profitability below a certain level (as approved by the Compensation Committee) does not result in bonus payouts.

•

We have strict internal controls over the measurement and calculation of targets for bonus payouts, designed to keep the targets from being susceptible to manipulation by any employee, including our executives.

•

We believe that our focus on Company performance metrics (through our annual incentive program) and stock price performance (through grants of stock options) provides a meaningful constraint on excessive risk taking.

Board Leadership Structure

Although MEMC’s By-Laws do not require separate individuals serving in the role of Chairman of the Board and Chief Executive Officer, MEMC believes it is best served by having separate individuals serve as Chairman of the Board of Directors and as Chief Executive Officer. As a result, Mr. Chatila, our Chief Executive Officer, serves on our Board of Directors, but Mr. Marren serves as the Chairman of the Board of Directors. Mr. Marren is independent under applicable NYSE rules, and functions as both the Chairman of the Board and as lead independent director.

Director Compensation

The following table provides certain information about compensation paid to our outside directors during 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)		Total ($)
Peter Blackmore	71,000	99,613	(2)			170,613
Robert Boehlke	90,000	99,613	(3)			189,613
Emmanuel Hernandez	50,375	94,221	(4)	84,125	(4)	228,721
John Marren	105,000	99,613	(5)			204,613
C. Douglas Marsh	76,000	99,613	(6)			187,324
Michael McNamara	73,000	99,613	(7)			172,613
William Stevens	106,000	99,613	(8)			216,001
Marshall Turner(1)	43,625	123,891	(9)			175,568
James Williams	79,000	99,613	(10)			178,613

(1)	The amounts for Mr. Turner set forth in this table represent all fees paid to him in 2009 while was serving as an outside director after March 2, 2009. The salary and option awards granted to Mr. Turner in connection with his appointment and service as Interim Chief Executive Officer in 2009 are reflected in the Summary Compensation Table for named executive officers of the Company.

(2)	This amount represents the aggregate grant date fair value of the restricted stock units (RSUs) granted to this director, calculated in accordance with FASB ASC Topic 718. At December 31, 2009, Mr. Blackmore held 11,600 RSUs and 30,000 options.

(3)	This amount represents the aggregate grant date fair value of the restricted stock units (RSUs) granted to this director, calculated in accordance with FASB ASC Topic 718. At December 31, 2009, Mr. Boehlke held 26,800 RSUs and 10,000 options.

(4)	This amount represents the aggregate grant date fair value of the restricted stock units (RSUs) and stock options granted to this director, calculated in accordance with FASB ASC Topic 718. At December 31, 2009, Mr. Hernandez held 5,700 RSUs and 10,000 options.

(5)	This amount represents the aggregate grant date fair value of the restricted stock units (RSUs) granted to this director, calculated in accordance with FASB ASC Topic 718. At December 31, 2009, Mr. Marren held 26,800 RSUs and 0 options.

(6)	This amount represents the aggregate grant date fair value of the restricted stock units (RSUs) granted to this director, calculated in accordance with FASB ASC Topic 718. At December 31, 2009, Mr. Marsh held 26,800 RSUs and 0 options.

(7)	This amount represents the aggregate grant date fair value of the restricted stock units (RSUs) granted to this director, calculated in accordance with FASB ASC Topic 718. At December 31, 2009, Mr. McNamara held RSUs and 10,000 options.

(8)	This amount represents the aggregate grant date fair value of the restricted stock units (RSUs) granted to this director, calculated in accordance with FASB ASC Topic 718. At December 31, 2009, Mr. Stevens held 32,800 RSUs and 17,000 options.

(9)	This amount represents the aggregate grant date fair value of the restricted stock units (RSUs) granted to this director, calculated in accordance with FASB ASC Topic 718. At December 31, 2009, Mr. Turner held 9,000 RSUs and 10,000 options in connection with his service as an outside director.

(10)	This amount represents the aggregate grant date fair value of the restricted stock units (RSUs) granted to this director, calculated in accordance with FASB ASC Topic 718. At December 31, 2009, Mr. Williams held 26,800 RSUs and 0 options.

Under the non-employee director compensation program in place during 2009, non-employee directors received the following fees for their service on the Board of Directors and its Committees:

•	$45,000 annual Board of Directors cash retainer;

•	$50,000 additional cash retainer for Chairman of the Board of Directors;

•	$40,000 additional cash retainer for Chairman of the Audit Committee and $10,000 additional cash retainer for each member of the Audit Committee;

•	$20,000 additional cash retainer for Chairman of the Compensation Committee and $5,000 additional cash retainer for each member of the Compensation Committee;

•	$5,000 additional cash retainer for the Chairman of the Nominating and Corporate Governance Committee; and

•	$1,000 cash for each Board of Directors’ meeting and each Committee meeting attended.

In addition, the non-employee director compensation program in place during 2009 provided for annual equity compensation grants as follows:

•

Upon their initial election or appointment to the Board of Directors, outside directors receive a grant of non-qualified stock options to purchase 10,000 shares of MEMC common stock at an exercise price per share equal to the fair market value per share on the date of grant. These options vest ratably over four years.

•

Outside directors are awarded RSUs for shares of our common stock on an annual basis (as of the date of the annual stockholder meeting each year). The RSUs vest ratably over two years. Each year, RSUs are to be awarded in an amount such that the number of underlying shares of MEMC common stock has a total value of $100,000 on the date the award is granted (rounded to the nearest 100 shares). For newly elected or appointed outside directors that become directors on a date other than the date of the annual stockholder meeting, such directors would receive RSUs for a pro rata portion of the $100,000 total value.

In February 2010, the Board approved an increase in non-employee director compensation for 2010. The annual cash retainer was increased from $45,000 to $50,000 and the RSU total value award was increased from $100,000 to $185,000. All other components of the non-employee director compensation program remained the same for 2010.

REPORT OF THE AUDIT COMMITTEE

We have met and held discussions with MEMC management and with MEMC’s independent registered public accounting firm, KPMG LLP. We have reviewed and discussed the consolidated financial statements of MEMC for 2009 with MEMC management. We discussed with KPMG matters required to be discussed by the standards of the Public Company Accounting Oversight Board (United States), including standards set forth in Statement on Auditing Standards No. 61, as amended.

KPMG also provided to us the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and we discussed with KPMG their independence.

Based on these reviews and discussions, we recommended to the Board of Directors that the audited consolidated financial statements for 2009 be included in MEMC’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission.

William E. Stevens (Chairman)

Robert J. Boehlke

Emmanuel T. Hernandez

C. Douglas Marsh

Michael McNamara

PRINCIPAL ACCOUNTING FIRM SERVICES AND FEES

KPMG LLP served as our principal independent registered public accounting firm for 2009 and 2008. The following table presents fees paid to KPMG LLP for services rendered during the last two fiscal years:

	2009	2008
Audit fees	$2,325,000	$2,060,000
Audit-related fees	$43,000	$—
Tax fees	$160,600	$241,000

Audit fees consisted principally of the annual audits of the financial statements of MEMC and its consolidated subsidiaries, reviews of financial statements included in the Form 10-Q and services that are normally provided in connection with statutory and regulatory filings. Audit-related fees consisted principally of acquisition due diligence and other audit services. Tax fees consisted principally of tax compliance and consultation services. The Audit Committee considered and determined that the provision of non-audit services by KPMG LLP in 2009 was compatible with maintaining KPMG LLP’s independence.

MEMC has adopted pre-approval policies and procedures requiring that the Audit Committee pre-approve all audit and non-audit services performed by MEMC’s independent auditors. Under the policy, some services may be pre-approved without consideration of specific case-by-case services, while other services require the specific pre-approval of the Audit Committee. Annual audit services are subject to the specific pre-approval of the Audit Committee. Certain specific services were pre-approved by the Audit Committee in 2009 pursuant to an agreed upon delegation of authority, which authorized management to engage our independent auditors to perform those services by providing detailed information to the Audit Committee at the next regularly scheduled Audit Committee meeting.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors (the “Committee”) is responsible for the Company’s executive compensation programs. The Committee is appointed by the Board of Directors to discharge the Board’s responsibilities relating to compensation of the Company’s executives and directors. The Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company.

Objectives and Design of MEMC’s Executive Compensation Programs

MEMC’s executive compensation programs are designed to attract and retain the highest quality executive talent possible, and more importantly, to provide meaningful incentives for such executives to remain with the Company and to strive to enhance stockholder value. The Committee’s executive compensation philosophy is threefold: (i) all compensation should be referenced and validated based on industry surveys; (ii) compensation grants and changes to compensation should be performance and responsibility based; and (iii) if the Company’s financial and operational performance exceeds industry performance or benchmarks, then executive and employee compensation (for all three elements of compensation discussed below) should be targeted at the 75th percentile of the industry surveys utilized by the Committee (although the actual compensation on an individual basis often falls below, and can sometime exceed, such 75th percentile).

The Committee reviews the executive compensation programs at least annually to ensure that its compensation goals and objectives are being met. The Committee determines the final compensation for our Chief Executive Officer and other named executive officers, although with respect to the other named executive officers, the Chief Executive Officer works closely with the Committee to make recommendations to the Committee regarding the named executive officers’ compensation.

In reviewing MEMC’s executive compensation programs and in making compensation decisions in previous years with regard to each of the elements of compensation discussed below, the Committee has utilized compensation surveys from Radford (but did not engage Radford for a review of the Company’s executive compensation), such as the Radford U.S. Benchmark and U.S. Executive Compensation Survey and the Radford U.S. Sales Survey. In 2009, the Committee, utilizing these surveys, determined that no raises would be made in 2009 in light of the then-current economic conditions. In 2010, the Committee utilized these surveys, along with the Equilar Peer Group Survey, to benchmark the pay of each of our named executive officers against compensation information collected from those surveys. The Committee also developed an internal review process and “tally sheet” documentation, as well as market data collected from the compensation surveys, to ensure that the Committee had a more comprehensive picture of total compensation paid to our executives. While a total of over 697 companies participated in the Radford U.S. Executive Compensation Survey, 985 companies participated in the Radford U.S. Benchmark Survey and 519 companies participated in the Radford U.S. Sales Survey, the Committee primarily considered pay information from both this larger data set as well as a more focused database of 11 survey participants most similar to MEMC in terms of revenue size and industry in developing its compensation decisions, namely, AMIS Holdings, Inc. (a subsidiary of ON Semiconductor Corp.), Analog Devices, Inc., Broadcom, International Rectifier, Kulicke & Soffa Industries, Lam Research Corporation, Teradyne, Inc., Xilinx, Inc., Cree, Inc., Cymer Inc., and Samsung Austin Semiconductor.

Elements of Compensation

Historically, including in 2009 and continuing in 2010, our executive compensation program has consisted of three components: (i) base salaries; (ii) short term incentive awards (cash incentive awards); and (iii) long term incentive awards (equity awards). MEMC has not historically paid or had any perquisites for its executive officers or employees. In addition, certain executives have received “signing bonuses” upon their initial hiring by MEMC.

Base Salaries. The Committee typically reviews the base salary of each executive officer on an annual basis to make adjustments based on evaluated performance levels, and if applicable, changes in roles and responsibilities. In making base salary decisions, the Committee reviews comparable salary data from the compensation surveys described above. The Committee utilizes a compensation guideline that generally targets base salaries, short term incentives and long term equity incentives for executive officers at the 50th or 75th percentile in most instances (with some exceptions in individual instances). Based on the data collected from the surveys described above, in no case does the base salary of any of the named executive officers exceed these compensation guidelines.

In past years, the Committee has made a specific decision on annual adjustments to base salary for each executive officer with input from the Chief Executive Officer, taking into account the written performance appraisal for each such officer. For 2009 and 2010, the Committee again followed this process, by reviewing and discussing the written performance appraisal for each executive officer with the Interim Chief Executive Officer. Given the worldwide economic climate in January 2009 and limited visibility of future Company performance for 2009 due to this climate, however, the Committee determined that no increase in the executive officers’ base salaries would be made at that time. In January 2010, the Committee determined that in light of the continuing economic downturn and conservative expectations for the Company’s performance in 2010, only one named executive officer, Sean Hunkler, would receive an increase in base salary for 2010. Two named executive officers, Mr. Hannah and Mr. Sadasivam, received increases in base salary in connection with promotions from Senior Vice President to Executive Vice President in October 2009. All of these raises were made consistent with the Radford guidelines based on the surveys discussed above.

The Committee also reviews internal pay equity in the context of the target percentile guidelines discussed above when making base salary decisions, although it is not a dispositive factor.

Short Term Incentive Awards (Cash Incentive Awards). Participation in the MEMC short term incentive plan (cash incentive plan) for executive officers is discretionary as determined by the Committee, and the plan is non-contractual. Under current practice, the Committee awards cash incentives under the plan to executive officers to recognize and reward individual and Company performance. The 2009 short term incentive plan had two dimensions: (1) the timeframes had quarterly, semi-annual, and annual measurement periods; and (2) there were quantified metrics for both individual performance and Company performance. The goals were established for each executive in the appropriate timeframe, and measured at the conclusion of that timeframe. The payouts for the named executive officers are made annually (typically in February for the prior completed calendar year) for each officer. The Committee retains discretion to make cash bonus awards even if the performance objectives are not met.

The 2009 short term incentive plan for the named executive officers had a target bonus amount of either 50% or 75% of salary on an annual basis and a maximum of 100% or 150% of salary (other than our Chief Executive Officer, who had a target bonus of 100% of his base salary and a maximum of 200% of his base salary). These potential incentive award ranges were established based on compensation guidelines obtained from the industry surveys described above. The personal milestones and the Company operating performance quantitative and qualitative milestones established for both the target and maximum award for each executive are typically very rigorous, and achievement of all the milestones is extremely difficult. In 2009, in assessing the short term incentive awards to be paid to the named executive officers, the Compensation Committee also considered certain additional factors such as acquisition activity, or the impact of global or other events beyond the Company’s or the executives’ control, that may have affected the Company’s achievement of certain of the performance goals that the Committee considered important in evaluating the Company’s performance for 2009. These factors were not able to be known to the Compensation Committee at the time the year’s performance goals and related metrics were established. Specifically, for 2009, the Company milestone was based upon achievement of a target level of EBIT (earnings before interest and taxes). This EBIT milestone was not met for 2009, in part because of the extremely difficult economic conditions in 2009, as well as the impact of the Company’s restructurings announced in September 2009 and the amendment to certain of the Company’s long-term supply agreements in the first and third quarter of 2009. While the restructurings and the amendments to these long-term supply agreements substantially impacted the ability of reaching the EBIT milestone for 2009, the Committee believed these actions to be beneficial to the Company’s long-term performance. As a result, the Committee decided to recognize the executives’ 2009 performance in light of these economic conditions, and the Committee therefore exercised its discretion under the short-term incentive plan, as permitted under the plan, to make cash bonus payouts to each of the named executive officers at approximately 65% of their target level.

The categories of 2009 performance milestones and actual payouts for each named executive officer other than the individuals that served as Chief Executive Officer in 2009 are as set forth below (the actual payouts are also shown below in “EXECUTIVE COMPENSATION — Summary Compensation Table”). Based on the achievement (or non-achievement) of the various milestones described below, in 2009, each of our named executive officers other than Tim Oliver, who was appointed as Senior Vice President and Chief Executive Officer in November 2009, and Carlos Domenech, who was appointed Executive Vice President and President of SunEdison in November 2009, received a short-term incentive bonus under the MEMC short term incentive bonus plan. Other than with respect to Mr. Domenech, each of the bonuses paid were equal to 65% of the executive’s target annual incentive award.

Mr. Domenech’s award was made pursuant to the NVT, LLC 2009 Corporate Bonus Plan (the “SunEdison Bonus Plan”). Bonuses under the SunEdison Bonus Plan are based 50% on achievement of personal goals and 50% on achievement of target levels for six separate company metrics. Bonuses under the SunEdison Bonus Plan have “target” and “maximum” levels, although an employee can exceed 100% of achievement on the company metrics (capped at 200%). Mr. Domenech’s bonus for 2009 had a “target” of 75% of his base salary and a “maximum” of 150% of his salary. For 2009, Mr. Domench achieved 100% of his personal goals, and 122% of the SunEdison company goals were achieved. Starting in 2010, Mr. Domenech will be subject to the MEMC 2010 short term incentive plan for executive officers described below.

Pursuant to Mr. Chatila’s original employment agreement, his incentive target bonus was set at 100% of salary and his maximum incentive bonus was set at 200% of salary, with a guaranteed minimum bonus of $500,000 for 2009. In January 2010, the Company entered into an amendment to the employment agreement with Ahmad Chatila. In light of the restructuring of the Company’s operations announced in September 2009, Mr. Chatila suggested, and Mr. Chatila and the Company mutually agreed, to amend his employment agreement to remove the $500,000 bonus for 2009. The Board of Directors of the Company subsequently decided, in its discretion, to allocate $500,000 (the amount which otherwise would have been required to be paid to Mr. Chatila as his 2009 minimum annual incentive award) to training programs dedicated to the approximately 450 employees affected by the Company’s 2009 restructuring. As a result, Mr. Chatila did not receive an annual incentive award for 2009.

Name and Position	Target Annual Incentive Award	Maximum Annual Incentive Award	Actual Annual Incentive Award	Actual Annual Incentive Award as a Percentage of Target Award	Actual Annual Incentive Award as a Percentage of Maximum Award
Ahmad Chatila	$750,000	$1,500,000	$0	0%	0%

Type of Performance Target	Milestone Categories
Company Performance Objectives	EBIT

Individual Performance Objectives	Obtain Board approval to negotiate for at least one merger/
acquisition; sign letter of intent/term sheet for at least one merger/acquisition; sign definitive agreement for one
merger/acquisition; achieve certain market shares metrics;
complete business plan for silane product launch and
roadmap; meet certain product launch measures; improve
conversion plan

Name and Position	Target Annual Incentive Award	Maximum Annual Incentive Award	Actual Annual Incentive Award	Actual Annual Incentive Award as a Percentage of Target Award	Actual Annual Incentive Award as a Percentage of Maximum Award
Kenneth H. Hannah, Executive Vice President; President — Solar Materials	$348,750	$697,500	$226,688	65%	32.5%

Type of Performance Target	Milestone Categories
Company Performance Objectives	EBIT

Individual Performance Objectives	Evaluate solar opportunities beyond polysilicon and wafers;
present a solar strategy to the Board; communicate the new
solar strategy to employees, shareholders and customers;
execute new solar strategy; meet certain market share
statistics; increase customer base; reduce costs of
polysilicon and wafers by certain measures; finalize 2009
audit work and deficiency testing; remediate all 2009
deficiencies and retest for effectiveness; complete fieldwork for 2010 audit and issue corrective action; transition CFO
responsibilities

Name and Position	Target Annual Incentive Award	Maximum Annual Incentive Award	Actual Annual Incentive Award	Actual Annual Incentive Award as a Percentage of Target Award	Actual Annual Incentive Award as a Percentage of Maximum Award
Shaker Sadasivam, Executive Vice President, President — Semiconductor Materials	$300,000	$600,000	$195,000	65%	32.5%

Type of Performance Target	Milestone Categories
Company Performance Objectives	EBIT

Individual Performance Objectives	Evaluate and develop strategy for Semiconductor Materials,
and implement same; improve on-time delivery statistics;
achieve certain market share metrics; reduce costs for
polysilicon and wafers by certain measures; improve
conversion plan; improve production cost control

Name and Position	Target Annual Incentive Award		Maximum Annual Incentive Award		Actual Annual Incentive Award		Actual Annual Incentive Award as a Percentage of Target Award		Actual Annual Incentive Award as a Percentage of Maximum Award
Sean Hunkler, Senior Vice President — Customer Advocacy	$167,500		$335,000		$108,875		65%		32.5%

Type of Performance Target	Milestone Categories
Company Performance Objectives	EBIT

Individual Performance Objectives	Achieve certain quality measures; improve on-time delivery
statistics; achieve certain market share metrics; reduce costs for wafers by certain measures; improve conversion plan; improve inventory management

Name and Position	Target Annual Incentive Award		Maximum Annual Incentive Award		Actual Annual Incentive Award		Actual Annual Incentive Award as a Percentage of Target Award		Actual Annual Incentive Award as a Percentage of Maximum Award
Carlos Domenech, Executive Vice President and President — SunEdison	$233,013	(1)	$466,028	(1)	$344,860	(1)	148	%(1)	74	%(1)

Type of Performance Target	Milestone Categories
Company (SunEdison) Performance Objectives	Installation of financed or sold units; net increase in project pipeline; net increase in project backlog; development margin; adjusted gain from operations; adjusted cash from operations

Individual Performance Objectives	Assist in SunEdison CEO transition; maintain and grow
customer base; negotiate company financing; keep top talent at company motivated; maintain confidence of bank and investor
base; navigate complex negotiations; maintain key
development projects and people; complete certain projects;
drive focus on systems quality; negotiate sales of certain
projects; reduce construction cycle for solar energy projects

(1)	The metrics established for Mr. Domenech’s 2009 short term incentive award, and the payout thereunder, were made pursuant to the SunEdison Bonus Plan. Starting in 2010, Mr. Domenech’s annual short term incentive award will be made subject to the MEMC short term incentive plan for executive officers.

Interim Chief Executive Officer During 2009. Mr. Turner became Interim Chief Executive Officer on November 12, 2008, and ended his service as Interim Chief Executive Officer on March 2, 2009 when Mr. Chatila assumed the role of President and Chief Executive Officer. Mr. Turner did not participate in the short term incentive plan for 2009; however, he did receive a bonus of $100,000 upon the conclusion of his service as Interim Chief Executive Officer. Mr. Chatila’s short term incentive award for 2009 is discussed above and below under “EXECUTIVE COMPENSATION — Employment Agreements.”

2010 Short Term Incentive Plan. In February 2010, the Board of Directors approved the 2010 short term incentive plan. The 2010 short term incentive plan is similar to the 2009 short term incentive plan, but the plan has “threshold,” “target” and “maximum” payouts, based on a combination of Company performance metrics and business unit or personal goal metrics. For each performance goal, threshold, target and maximum levels of performance have been established.

The “threshold” level of performance for a particular performance goal represents the lowest level of performance for which any bonus would be earned on that performance goal. The “maximum” level of performance represents the level for which the maximum bonus would be earned for that particular goal, and the “target” represents the target level of performance. The actual bonus, if any, attributable to each performance goal is calculated based on the actual performance compared to these “threshold,” “target” and “maximum” performance levels. The “threshold,” “target” and “maximum” levels for each category of executives is as follows:

	Threshold	Target	Max
CEO	50%	100%	200%
EVP	38%	75%	150%
SVP	25%	50%	100%
VPs, Senior Directors	15-20%	30-40%	50-80%

The performance goals are weighted, based on their relative importance to achieving the Company’s overall goals. For 2010, the Company milestone component (performance goals) of the short term incentive plan is based upon achievement of threshold levels of a combination of revenue (25%), operating income (50%), and free cash flow (25%).

The Company-based and personal performance metrics account for varying levels of the total potential award under the 2010 short term incentive plan as follows:

	Company Metrics	Personal Metrics
CEO, CFO	100%	0%
EVP, SVP	70%	30%
VPs, Senior Directors	60%	40%
Director-level	50%	50%
All other employees	20%	80%

The personal milestones and the Company operating performance quantitative and qualitative milestones established for threshold, target and maximum award for each executive are rigorous, and the Committee feels that achievement of all the milestones at the “target” level is extremely difficult. The specific threshold, target and maximum Company metrics related to the 2010 short term incentive plan are omitted from this discussion because disclosure of such metrics would result in competitive harm to the Company because these metrics reflect or could reveal our specific business strategies, financial objectives, and proprietary commercial or operating plans. Our direct competitors aggressively follow and seek the competitive details of our business. Disclosure of the specific metrics related to our Company performance objectives would place the Company at a relative competitive disadvantage.

Long Term Incentive Awards (Equity Awards). In keeping with the Committee’s pay-for-performance based philosophy, the Committee believes that long term incentives should be closely tied to creation of shareholder value. The Committee believes that the most direct way to accomplish this goal is through the grant of stock options because they are inherently performance based due to the fact that the employee recognizes no gain unless shareholder value increases. In recent years, to add additional retention and performance elements and to reduce stock compensation expense, the Committee granted a combination of options and restricted stock units (“RSUs”) and performance-based RSUs. Historically, the Committee has targeted net option and RSU grants (option and RSU grants less option and RSU forfeitures and terminations) for all employees in any year to be approximately one percent or less of the Company’s outstanding shares, excluding grants to the Chief Executive Officer. The Committee has also strived to ensure that the Company has 5% or less “overhang” (total outstanding options and RSUs divided by total shares outstanding). For 2009, the Company’s net option and RSU grants to all employees and directors were equal to 2.5% of the Company’s outstanding shares, excluding grants made to the Chief Executive Officer (including grants to our Chief Executive Officer, who was hired in March 2009, net option and RSU grants were equal to 3.4% of the Company’s outstanding shares). As of December 31, 2009, the Company’s overhang was equal to 4.64%.

In making decisions regarding annual or semi-annual long term equity incentive award grants for executive officers, the Committee first reviews the comparable stock option awards from the compensation surveys discussed above. In addition, the Committee considers certain other factors such as personal performance, level of contribution, and the need to attract, retain and motivate executive officers. For 2009, the Committee used an overall compensation guideline that targeted the dollar amount of the value of annual long term equity incentives for executive officers equal to at least the 75th percentile of industry comparable companies (such dollar amounts are calculated by the Company using the Black-Scholes Option Pricing Model). The Committee typically does not reduce the amount of annual equity award grants for an executive based on past historical gains by the executive, because the Committee believes that already-realized gains do not provide future retention incentives. Rather, the Committee believes that, consistent with its employee retention objective and performance-based philosophy, long term incentives should be closely tied to future creation of shareholder value and the opportunity for executives to participate in that creation of shareholder value.

In January 2009, the Committee granted the named executive officers who were executive officers at such time (other than Mr. Turner, Interim Chief Executive Officer at that time) stock options, which options vest ratably over four years. No RSUs were granted in January 2009, because the Committee believed that for 2009, its goals of providing maximum performance impact, retention and motivation for the named executive officers would be optimized through the grant of stock options only, in light of previous equity awards (vested and unvested) already held by the named executive officers. The Committee also made grants of stock options in October 2009 to Messrs. Hannah and Sadasivam in connection with their promotions to Executive Vice President. In January 2010, the Committee granted stock options only to Mr. Hunkler, which options vest ratably over four years. Annual equity grants have not yet been made for any other executive or employees for 2010.

Timing Related to Grants of Options and Other Long Term Equity Incentive Awards. In the past, the Compensation Committee has made option or other equity grants to named executive officers and other employees, and expects these grants to continue in the future, at three different times: (i) upon the hiring of the executive or employee (typically, the grant date is the employee’s start date with MEMC); (ii) on the date of the regularly scheduled quarterly Board of Directors meetings; and (iii) on some occasions, in connection with a promotion or special recognition grant. Historically, although most of the grants are scheduled to be made on a semiannual basis at the Board of Directors meetings in January and July of each year, grants are occasionally made at the Board of Directors meetings in April or October. In 2009, the Compensation Committee made only annual grants in January 2009, and limited grants to certain executive officers in connection with promotions in October 2009. Because Mr. Chatila joined the Company in March 2009, his grants were made in March 2009 on his start date. Mr. Oliver joined the Company in November 2009 and his awards were made at that time. In 2010, the Compensation Committee intends to make annual grants in April 2010 at the regularly scheduled quarterly Board meeting.

The regularly scheduled quarterly Board of Directors meetings are typically one or two days prior to the date of the Company’s regular quarterly earnings press release for the just completed quarters. Therefore, any grants made at such regularly scheduled meetings have historically been made at a time just prior to the release by the Company of material non-public information (i.e., the Company’s results of operations for the just completed quarter). The Committee believes that the timing of such grants is appropriate because by having made such grants on an approximately regular timetable, the unpredictability of both the Company’s operating results and the trading markets’ reaction to those operating results does not factor into the Committee’s decision.

Employment Agreements

Mr. Chatila, our President and Chief Executive Officer, has an employment agreement with the Company, although Mr. Chatila is an at will employee of the Company. On February 4, 2009, in order to induce Mr. Chatila to leave his position with his prior employer and thereby forego certain vested and future compensation with that employer, the Company entered into an employment agreement with Mr. Chatila. The material terms of Mr. Chatila’s employment agreement are described below under “EXECUTIVE COMPENSATION — Employment Agreements.” The majority of the compensation potentially payable to Mr. Chatila in this employment agreement is long-term, performance-based compensation, primarily based on stock options, although there are also some RSUs in the overall compensation package. The Committee believes that this compensation package aligns Mr. Chatila’s interests with the Company’s stockholders, has a strong retention element due to the cliff vesting features of some of the equity components of the package, and provides Mr. Chatila with limited severance, all with the goal of requiring strong performance from Mr. Chatila and the Company. The Compensation Committee utilized survey data from Radford and Equilar in connection with the benchmarking of the compensation elements of this new employment agreement with Mr. Chatila. The Committee believes that the employment agreement as a whole is representative of agreements for chief executives of companies the size and the complexity of MEMC. The Committee believes that the aggregate compensation provided by the employment agreement is highly performance oriented, and fits the Committee’s compensation philosophy of paying well for outstanding performance, but providing less total compensation if the Company and its shareholders do not benefit as well.

Other than Carlos Domenech, who had an employment agreement with SunEdison prior to MEMC’s acquisition of SunEdison, none of our other executive officers has an employment agreement with MEMC. All of our executive officers are employees at will, including Messrs. Chatila and Domenech.

Severance Policy

During 2009, MEMC adopted a severance policy applicable to all employees at or above director level. Under the policy, provided that the employment of such individual is not terminated for “cause” and the employee executes MEMC’s standard separation agreement and general release, the employee is entitled to severance at the following levels:

•	Director-level employees — three months base salary;

•	Vice Presidents — six months base salary; and

•	Senior Vice Presidents and above — twelve months base salary.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Stock Options/RSUs. Under MEMC’s 2001 Equity Incentive Plan, in the event that within two years following a change in control of MEMC, an employee’s service (whether or not the employee is a named executive officer) is terminated by MEMC without cause or by such employee for good reason, then:

•	All outstanding options held by such employee will become fully vested and exercisable;

•	All restrictions and conditions of all restricted stock awards then outstanding will lapse; and

•	All outstanding stock units will become immediately vested.

Under our 2001 Equity Incentive Plan, “good reason” is generally considered a material diminution in an employee’s duties and responsibilities, a decrease in an employee’s base salary or benefits or a relocation of an employee’s work location more than 50 miles.

Employment Agreements. We have employment agreements with Ahmad Chatila, President and Chief Executive Officer, and Carlos Domenech, our Executive Vice President and President, SunEdison, which provide for certain benefits in the event of termination in connection with a change in control, as described below.

Severance. Under MEMC’s severance policy, provided that the employment of such individual is not terminated for “cause” and the employee executes MEMC’s standard separation agreement and general release, each of the named executive officers would receive 12 months’ salary.

The following table describes, assuming a change in control of the Company and termination date of December 31, 2009, (i) the amounts which would be due to each of our named executive officers in the form of lump sum cash payments, (ii) the amounts which would be due to each of our named executive officers in the form of salary continuation, (iii) the value of acceleration of vesting applicable to stock options and RSUs for each of the named executive officers, assuming that a change in control occurred on December 31, 2009, and (iv) continuation of certain healthcare benefits due to certain named executive officers pursuant to their employment agreements or under MEMC’s severance policy described above. Any actual amounts payable to each executive listed below upon his termination can only be determined definitively at the time of each executive’s actual termination.

Name	Lump Sum Cash Payment ($)(1)	Salary Continuation ($)(2)	Value of Accelerated Vesting on Equity Awards ($)(3)	Continuation of Healthcare Benefits ($)(4)	Total ($)
Ahmad Chatila	$1,500,000	$750,000	$1,361,500	$12,414	$3,623,914
Marshall Turner(5)	0	0	$92,616	0	$92,616
Kenneth Hannah	0	$465,000	$606,863	$12,414	$1,084,277
Timothy Oliver	0	$450,000	$932,600	$10,872	$1,393,472
Carlos Domenech	$466,028	$400,000	$5,789,140	$12,414	$6,667,582
Shaker Sadasivam	0	$400,000	$194,000	$10,872	$604,872
Sean Hunkler	0	$325,000	$0	$12,636	$337,636

(1)	For Mr. Chatila, this amount represents the maximum 2009 bonus under the short term incentive plan for 2009; however; in light of the restructuring of the Company’s operations announced in September 2009, Mr. Chatila suggested, and Mr. Chatila and the Company have mutually agreed, to amend his employment agreement to remove the $500,000 bonus for 2009. As a result, Mr. Chatila did not receive a bonus for 2009. For Mr. Domenech, this amount represents the maximum bonus he could have received for his 2009 performance under the SunEdison Bonus Plan.

(2)	For Mr. Domenech and Mr. Chatila, this amount reflects the one year salary continuation paid in the event of termination without cause or by the executive for good reason. Each of our named executive officers also would be entitled to 12 months’ salary continuation if they were terminated without cause under MEMC’s severance policy.

(3)	Reflects a valuation of the acceleration of the named executive officer’s outstanding options and RSUs calculated based on the closing price of the Company’s common stock on December 31, 2009. The actual amount received by the named executive officer upon the sale of shares received under RSUs or following the exercise of options would depend on the actual market value at the time of such sale.

(4)	For Mr. Domenech, this amount reflects an estimate of the Company-paid portions of COBRA health and dental coverage for one year after the date of termination. For all other named executive officers, this amount reflects an estimate of health care coverage for one year after the date of termination.

(5)	Mr. Turner ended his service as Interim Chief Executive Officer on March 2, 2009 when Mr. Chatila assumed the role of President and Chief Executive Officer. Mr. Turner was not an employee of the Company as of December 31, 2009; as a result, he would not have been entitled to salary continuation or health care coverage under MEMC’s severance policy.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee has recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

Members of the Compensation Committee (2009)

James B. Williams, Chairman

Peter Blackmore

Robert J. Boehlke

C. Douglas Marsh

EXECUTIVE COMPENSATION

The following table presents summary information concerning 2009 compensation awarded or paid to, or earned by, (i) the Company’s Chief Executive Officer as of December 31, 2009; (ii) the Company’s Chief Financial Officer as of December 31, 2009; (iii) any additional persons who served as Chief Executive Officer or Chief Financial Officer at any time in 2009; and (iv) each of the other three most highly compensated executive officers for the year 2009 who were serving as executive officers as of December 31, 2009 (collectively, such persons are the “named executive officers” for MEMC for 2009).

Summary Compensation Table

Name and Principal Positions	Year		Salary ($)(1)		Bonus ($)(2)	Stock Awards ($)		Option Awards ($)(3)		Non-Equity Incentive Plan Compen- sation ($)(4)		Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)		Total ($)
Ahmad Chatila President and Chief Executive Officer	2009		$634,615		$600,000	$1,006,500		$14,529,563		$0	(6)	$0	$4,900	(8)	$16,775,578

Marshall Turner	2009		$432,692		$100,000	$123,891	(9)	$141,335	(9)	$0		$0	$49,979	(9)	$847,897
Former Interim Chief Executive Officer	2008		$90,000					$345,600		$0		$0	$0		$367,477

Kenneth H. Hannah	2009		$463,223		$0	$0		$1,861,963		$226,688		$0	$38,884	(10)	$2,590,758
Executive Vice President and	2008		$441,000		$0	$698,400		$575,652		$220,500		$0	$50,243	(11)	$1,985,795
President – Solar Materials(5)	2007		$420,000		$0	$457,000		$1,466,045		$307,800		$0	$90,735	(12)	$2,741,580

Timothy C. Oliver Senior Vice President and Chief Financial Officer(5)	2009		$77,884		$250,000	$369,300		$2,588,880		$0		$0	$1,212	(13)	$3,287,276

Carlos C. Domenech Executive Vice President and President – SunEdison	2009	(7)	$42,366		$0	$4,942,976		$0		$3,071,906		$0	$504	(14)	$8,057,752

Shaker Sadasivam	2009		$372,784		$0	$0		$1,654,913		$195,000		$16,598	$13,871	(15)	$2,253,166
and Executive Vice	2008		$348,000		$0	$698,400		$575,652		$174,000		$1,496	$27,717	(16)	$1,825,265
President President - Semiconductor	2007		$330,750		$0	$685,500		$913,940		$166,801		$(1,064)	$27,360	(17)	$2,132,287

Sean Hunkler	2009		$367,583	(19)	$0	$0		$1,227,690		$108,875		$0	11,300	(18)	$1,715,448
Senior Vice President,	2008		$343,821	(19)	$0	$698,400		$575,652		$110,625		$0	135,897	(20)	$1,864,395
Customer Advocacy	2007		$375,000		$0	$914,000		$913,940		$150,000		$0	13,973	(21)	$2,366,913

(1)	Amounts shown include cash compensation earned and received as well as cash compensation earned but deferred at the election of the executive officer under the MEMC Retirement Savings Plan.

(2)	For Mr. Chatila and Mr. Oliver, these amounts represent signing bonuses awarded upon the executives’ initial employment by the Company. For Mr. Turner, this amount represents a bonus awarded to him upon the conclusion of his service as Interim Chief Executive Officer.

(3)	All option awards are non-qualified stock options under the Company’s 2001 Equity Incentive Plan. The dollar amounts shown for stock awards and option awards represent the aggregate grant date fair value with respect to fiscal 2009, fiscal 2008 and fiscal 2007 in accordance with the applicable Accounting Standard Codification 718, Stock Compensation, excluding the effect of forfeitures related to service-based conditions. These amounts do not reflect whether the named executive officers have actually realized or will realize a financial benefit from the awards. For information on the assumptions used to calculate the value of the awards, refer to Note 2 to consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission. Amounts for 2007 and 2008 have been recomputed under the same methodology in accordance with SEC rules.

(4)	Other than with respect to Mr. Domenech, these bonuses were awarded under under the Company’s short term incentive plan for executive officers discussed above under “Compensation Discussion and Analysis.” With respect to Mr. Domenech, this amount reflects the amounts paid to him under the 2009 MEMC Electronic Materials, Inc. Cash Bonus Plan adopted in connection with the acquisition of SunEdison and $344,860 paid to him under the SunEdison Bonus Plan which was in effect prior to the acquisition of SunEdison in November 2009.

(5)	Timothy C. Oliver joined the Company as Chief Financial Officer effective November 2, 2009. On that date, Kenneth H. Hannah resigned as Chief Financial Officer but continued as principal financial and accounting officer of the Company, as well as Executive Vice President and President – Solar Materials. Effective November 5, 2009, after the filing of the Company’s Form 10-Q for the quarter ended September 30, 2009, Kenneth H. Hannah resigned as principal financial and accounting officer of the Company and Timothy C. Oliver assumed those offices. Mr. Hannah continued with the Company as Executive Vice President and President – Solar Materials.

(6)	On January 29, 2010, the Company and Mr. Chatila entered into an amendment to his employment agreement dated February 4, 2009. Pursuant to Mr. Chatila’s employment agreement, his incentive target bonus was set at 100% of salary and his maximum incentive bonus was set at 200% of salary, with a guaranteed minimum bonus of $500,000 for 2009. In light of the restructuring of the Company’s operations announced in September 2009, Mr. Chatila suggested, and Mr. Chatila and the Company have mutually agreed, to amend his employment agreement to remove the $500,000 bonus for 2009.

(7)	Mr. Domenech became our Executive Vice President and President – SunEdison on November 20, 2009 upon our acquisition of SunEdison. In connection with the acquisition of SunEdison, Mr. Domenech received 107,843 restricted stock units representing a contingent right to receive one share of MEMC common stock, vesting one year from the date of grant provided Mr. Domenech is still employed by MEMC at that time. These 107,843 restricted stock units were granted pursuant to the MEMC Electronic Materials, Inc. Special Inducement Grant Plan. Mr. Domenech also received a grant of 317,204 restricted stock units, which are performance-based and vest, if performance objectives are achieved and Mr. Domenech is still employed by MEMC, as follows: 107,843 shares on January 31, 2011; 107,843 shares on December 31, 2011; and 101,518 shares on December 31, 2012. MEMC has estimated that the probable outcome of the performance conditions being achieved for these 317,204 shares of restricted stock is 95%. Assuming that the highest levels of the performance conditions are achieved, the full value of this award under FASB ASC Topic 718 would be $5,314,567. In connection with the acquisition of SunEdison, Mr. Domenech was originally allocated an additional $100,000 in restricted stock, but he elected to receive a smaller allocation. The remaining restricted stock units were re-distributed amongst the other SunEdison employees who were participating in the Special Inducement Grant Plan.

(8)	Amount shown is contribution by MEMC to the MEMC Retirement Savings Plan.

(9)	Amount shown includes $6,354 in contributions by MEMC to the MEMC Retirement Savings Plan and $43,625 in director fees. Mr. Turner received 20,000 options in February 2009 which vested on June 12, 2009. Mr. Turner was awarded 6,100 restricted stock units in July 2009, which are also reflected in the “Director Compensation” table because they were awarded for his service as a director.

(10)	Amount shown includes $16,575 in contributions by MEMC to the MEMC Retirement Savings Plan and $23,309 of accrued paid time off payout.

(11)	Amount shown includes $34,735 in relocation payments and $15,508 in contributions by MEMC to the MEMC Retirement Savings Plan.

(12)	Amount shown includes $86,235 in relocation payments and $4,500 in contributions by MEMC to the MEMC Retirement Savings Plan.

(13)	Amount shown is contribution by MEMC to the MEMC Retirement Savings Plan.

(14)	Amount shown includes $504 in long-term disability insurance premiums paid by SunEdison.

(15)	Amount shown includes $12,539 in contributions by MEMC to the MEMC Retirement Savings Plan and $1,332 of accrued paid time off payout.

(16)	Amount shown includes $11,185 in contributions by MEMC to the MEMC Retirement Savings Plan and $16,532 of accrued paid time off payout.

(17)	Amount shown includes $11,613 in contributions by MEMC to the MEMC Retirement Savings Plan and $15,747 of accrued paid time off payout.

(18)	Amount shown is contribution by MEMC to the MEMC Retirement Savings Plan.

(19)	On August 13, 2008, the Company finalized a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Hunkler in his former role as Senior Vice President of Manufacturing. Pursuant to the Separation Agreement, the Company agreed to pay Mr. Hunkler an additional twelve months of salary in twelve equal monthly installments commencing in September 2008. In addition, the Company accelerated vesting of 75,000 options initially granted in August 2005 that would have otherwise vested on August 15, 2009. The Company also accelerated vesting of 5,000 stock unit awards that would otherwise have vested on January 24, 2009. The payment of the 5,000 stock unit awards did not occur until January 24, 2009. The Company also agreed to pay a lump sum amount to cover Mr. Hunkler’s COBRA payments for one year. Mr. Hunkler agreed not to compete with the Company nor solicit any Company employees for a period of five years. Mr. Hunkler’s last day of employment with the Company as Senior Vice President of Manufacturing was September 6, 2008. Mr. Hunkler was subsequently re-hired by the Company in April 2009 as Senior Vice President, Customer Advocacy, at which time he and the Company agreed that payments under his Separation Agreement would cease.

(20)	Amount shown includes $14,023 in contributions by MEMC to the MEMC Retirement Savings Plan, severance pay of $65,667, reimbursements of $14,197 for COBRA expense included in Mr. Hunkler’s Separation Agreement, and $42,010 of accrued paid time off payout.

(21)	Amount shown is contribution by MEMC to the MEMC Retirement Savings Plan.

The following table sets forth certain information on a grant-by-grant basis regarding plan-based awards to the executive officers named in the Summary Compensation Table during 2009.

Grants of Plan Based Awards

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(1)					All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Ahmad Chatila	3/2/2009	(1)	$500,000	$750,000	$1,500,000
	3/2/2009											750,000		$13.42	$5,901,975
	3/2/2009											375,000		$13.42	$3,832,500
	3/2/2009											375,000		$13.42	$3,127,088
	3/2/2009											200,000	(2)	$13.42	$1,668,000
	3/2/2009										75,000				$1,006,500

Marshall Turner(3)	2/25/2009											20,000		$14.35	$141,335

Ken Hannah	1/20/2009		$0	$348,750	$697,500
	1/20/2009											125,000		$13.43	$826,713
	10/15/2009											125,000		$15.71	$1,035,250

Timothy C. Oliver	11/2/2009		$0	$225,000	$450,000
	11/2/2009										30,000				$369,300
	11/2/2009											400,000		$12.31	$2,588,800

Carlos Domenech	11/20/2009										107,843				$1,302,743	(5)
	11/20/2009					0	301,344	(4)	317,204	(4)					$3,640,233	(5)
	3/1/2010		$0	$233,013	$466,028

Shaker Sadasivam	1/20/2009		$0	$300,000	$600,000
	1/20/2009											125,000		$13.43	$826,713
	10/15/2009											100,000		$15.71	$828,200

Sean Hunkler	4/14/2009		$0	$162,500	$325,000
	4/14/2009											150,000		$15.63	$1,227,690

(1)	Pursuant to Mr. Chatila’s employment agreement, his 2009 incentive target bonus was set at 100% of salary and his maximum incentive bonus was set at 200% of salary, with a guaranteed minimum bonus of $500,000 for 2009. In light of the restructuring of the Company’s operations announced in September 2009, Mr. Chatila suggested, and Mr. Chatila and the Company mutually agreed, to amend his employment agreement to remove the $500,000 minimum bonus for 2009.

(2)	These 200,000 options were granted to Mr. Chatila on his start date of March 2, 2009. These options to purchase 200,000 shares vest on the fourth anniversary of the grant date if Mr. Chatila is still employed by the Company and if the Company’s common stock price outperforms the S&P 500 market index by a specified amount over that four-year period; otherwise, the options will expire. 80,000 of these options also could vest at the end of three years if Mr. Chatila is still employed by the Company at the end of three years and the Company’s common stock price outperforms the S&P 500 market index by the specified amount over that three-year period.

(3)	Mr. Turner received 20,000 options in February 2009 which vested on June 12, 2009 related to his service as Interim Chief Executive Officer. Mr. Turner was also awarded 6,100 restricted stock units in July 2009 in connection with his service as an outside director, which are reflected in the “Director Compensation” table.

(4)	Mr. Domenech became our Executive Vice President and President – SunEdison on November 20, 2009 in connection with our acquisition of SunEdison. In connection with this acquisition, Mr. Domenech received a grant of 317,204 restricted stock units, which are performance-based and vest, if performance objectives are achieved and Mr. Domenech is still employed by MEMC, as follows: 107,843 shares on January 31, 2011; 107,843 shares on December 31, 2011; and 101,518 shares on December 31, 2012. MEMC has estimated that the probable outcome of the performance conditions being achieved for these 317,204 shares of restricted stock is 95%. This column reflects the target and maximum achievement of these restricted stock units, with the target of 95% of the maximum award.

(5)	In connection with the acquisition of SunEdison, Mr. Domenech received 107,843 restricted stock units representing a contingent right to receive one share of MEMC common stock, vesting one year from the date of grant provided Mr. Domenech is still employed by MEMC at that time. These 107,843 restricted stock units were granted pursuant to the MEMC Electronic Materials, Inc. Special Inducement Grant Plan. Mr. Domenech also received a grant of 317,204 restricted stock units with performance-based vesting as noted above. MEMC has estimated that the probable outcome of the performance conditions being achieved for these 317,204 shares of restricted stock is 95%. Assuming that the highest levels of the performance conditions are achieved, the full value of this award under FASB ASC Topic 718 would be $5,134,568.

(6)	Represents the fair value of the stock and option awards on the grant date. For information on the assumptions used to calculate the fair value of the awards, refer to Note 2 to consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission. These amounts do not correspond to the actual value that may be realized by the named executive officer upon vesting or exercise of such award.

Employment Agreements

Mr. Chatila. Mr. Chatila, our President and Chief Executive Officer, has an employment agreement with the Company, although Mr. Chatila is an at will employee of the Company.

The employment agreement expires pursuant to its terms on March 2, 2013, although the agreement will automatically renew for one-year periods unless either party gives notice of its intention not to renew. The agreement provides that so long as Mr. Chatila is employed by the Company, the Company will cause the Board of Directors to nominate him for re-election to the Board. Under the terms of the employment agreement, Mr. Chatila’s base salary was set at $750,000 per year. Mr. Chatila’s short term incentive target bonus was set at 100% of salary and the maximum incentive bonus was set at 200% of salary, with a guaranteed minimum bonus of $500,000 set for 2009. The Committee anticipates that Mr. Chatila’s annual bonuses will be based on the Company’s overall financial performance, the Company’s achievement of certain strategic objectives, Mr. Chatila’s achievement of certain individual performance objectives, and the cumulative achievement of those executive officers and management employees reporting to Mr. Chatila. In lieu of a relocation allowance, the Company paid to Mr. Chatila a sign-on and transition bonus of $600,000, subject to repayment in whole or in part if he terminates his employment within two years.

In January 2010, Mr. Chatila and the Company agreed to amend his employment agreement to remove the guaranteed $500,000 bonus for 2009. The Board of Directors of the Company subsequently decided, in its discretion, to allocate $500,000 (the amount which otherwise would have been required to be paid to Mr. Chatila as his 2009 minimum annual incentive award) to training programs dedicated to the approximately 450 employees affected by the Company’s 2009 restructuring.

In addition, pursuant to the employment agreement, the Company granted to Mr. Chatila, as of his starting date of March 2, 2009, three separate stock options at an exercise price equal to the closing market price of MEMC stock on the March 2, 2009 grant date: (i) an option to purchase up to 750,000 shares of common stock (“Sign-On Option”), vesting 50% on the third anniversary of the grant date and 50% on the fifth anniversary of the grant date; (ii) an option to purchase 750,000 shares of common stock (“Service Option”), vesting ratably on an annual basis over four years commencing on the first anniversary of the grant date; and (iii) an option to purchase 200,000 shares of common stock (“Performance Option”), vesting on the fourth anniversary of the grant date if Mr. Chatila is still employed by the Company and the Company’s common stock price outperforms the S&P 500 market index by a specified amount over that four-year period; otherwise, the option will expire. The Performance Option also provides for an early vesting of 80,000 of these performance-based options at the end of three years if Mr. Chatila is still employed by the Company and the Company’s common stock price outperforms the S&P 500 market index by the specified amount over the three-year period. The Company also granted to Mr. Chatila 75,000 RSUs which shall vest ratably on an annual basis over four years commencing on the first anniversary of the grant date.

All equity based awards were issued pursuant to and governed by the Company’s 2001 Equity Incentive Plan. As part of the employment agreement, Mr. Chatila agrees to comply with any reasonable stock ownership or stock retention guidelines as may be adopted by the Board of Directors. The Board of Directors has not yet adopted any stock ownership guidelines.

All equity grants to Mr. Chatila are subject to “double trigger” accelerated vesting in the event of a change in control and Mr. Chatila’s subsequent termination by the Company without cause or by him for good reason within two years after such change in control. The employment agreement provides for certain payments upon the involuntary termination of Mr. Chatila’s employment without cause (other than by reason of his death or disability) or Mr. Chatila’s voluntary termination for good reason during his employment term, including that if such involuntary termination by the Company or voluntary termination for good reason by Mr. Chatila occurs within the first two years of his employment with the Company, the employment agreement provides for acceleration of one-fourth of each of the Sign-On Option, Service Option and RSUs.

Either party can terminate Mr. Chatila’s employment agreement. In the event of Mr. Chatila’s involuntary termination without cause (other than by reason of death or disability) or Mr. Chatila’s voluntary termination for good reason during the employment term, he is entitled to:

•	His base salary through the date of termination;

•

His annual bonus, if any, earned in the calendar year immediately preceding the calendar year in which the date of termination occurs, to the extent not yet paid, in a lump sum payment within 30 days after his date of termination;

•

Subject to the execution by Mr. Chatila of a general release and waiver, the continuation of Mr. Chatila’s base salary for a two year period beginning on the date of termination (but see amendment below);

•	Continued health care coverage under the Company’s group health care plan through the end of the severance period; and

•	A pro rata portion of the earned amount of his Annual Bonus for the year in which the Date of Termination occurs.

During 2009, Mr. Chatila also voluntarily agreed to reduce his guaranteed severance under the employment agreement from two years to one year, subject to the execution of a general release and waiver.

Mr. Domenech. Mr. Domenech had an employment agreement with NVT, LLC, a wholly-owned subsidiary of SunEdison, prior to our acquisition of SunEdison. In connection with that acquisition, we entered into an amendment to that employment agreement, effective upon the closing of our acquisition of SunEdison. Under the agreement, Mr. Domenech’s MEMC employment commenced on November 20, 2009 and will continue until the earlier of when his employment is terminated or December 31, 2012.

Mr. Domenech receives a base salary of $400,000, and his short term incentive target bonus was set at 75% of salary and the maximum incentive bonus was set at 150% of his base salary. Mr. Domenech was entitled to a bonus of $2,727,046 which was paid to him at the closing of the SunEdison acquisition under the MEMC Cash Bonus Plan (adopted to retain certain SunEdison employees). He also received 425,047 restricted stock units in connection with the acquisition of SunEdison, as described above.

During the term of the agreement and for a period of three years after his termination of employment, Mr. Domenech agreed not to become employed by or render material consulting or business advice with respect to any business which competes with the Company in its business field anywhere in the U.S., Canada and Europe. He also agreed not to solicit any employees or customers of the Company during the term of the agreement and for a period of three years thereafter.

If Mr. Domenech is terminated by the Company for “cause” or if he terminates his employment for “good reason,” he will be entitled to his base salary and employee benefits through the date of termination, and any unvested restricted stock units or stock options will be forfeited, provided that if he terminates his employment without “good reason” he shall receive any unvested, prorated incentive bonus and any other bonuses granted by the Company which have been specifically determined and specified as being awarded to him which have not yet been paid.

If he is terminated without “cause” by the Company or if he terminates his employment with “good reason,” Mr. Domenech is entitled to severance equal to his base salary for one year from the effective date of termination, payable over time in accordance with the Company’s ordinary payroll practices, COBRA benefits, his pro-rated incentive bonus, accelerated vesting of 100% of the then-remaining unvested restricted stock units subject to time-based vesting, accelerated vesting of any earned units granted to him subject to performance-based vesting, and payment of the equivalent amount of cash equal to the unpaid bonus pool payments under the MEMC Cash Bonus Plan (adopted in connection with the acquisition of Sun Edison, if any) when and if such payments are made under the MEMC Cash Bonus Plan.

The following table presents information regarding outstanding equity awards held by the executive officers named in the Summary Compensation Table at December 31, 2009.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ahmad Chatila	—	1,700,000		13.42	3/2/2019	75,000	1,021,500
Marshall Turner	5,000	5,000		67.43	04/25/2017	6,800	92,616
	40,000	—		16.99	10/29/2018	—
	20,000	—		14.36	02/25/2019	—
Kenneth Hannah	131,250	218,750		41.57	04/26/2016	42,813	583,113
	25,000	25,000		67.43	04/25/2017
	5,000	15,000		69.84	01/23/2018
	—	125,000		13.43	01/20/2019
	—	125,000		15.71	10/15/2019
Timothy Oliver	—	400,000		12.31	11/2/2019	30,000	408,600
Carlos Domenech(2)	—	—		—	—	425,047	5,789,140
Shaker Sadasivam	6,250	—		9.43	10/27/2010	12,500	170,250
	3,025	—		8.09	7/26/2014
	20,000	—		17.65	07/26/2015
	6,250	—		11.63	02/16/2015
	6,200	3,100		29.73	07/25/2016
	4,575	4,575		25.66	1/25/2016
	5,000	10,000		45.70	01/24/2017
	10,000	10,000		58.31	07/24/2017
	5,000	15,000		69.84	01/23/2018
	—	125,000		13.43	01/20/2019
	—	100,000		15.71	10/15/2019
Sean Hunkler	—	150,000		15.63	4/14/2019

(1)	Based on the Company’s closing stock price on December 31, 2009 of $13.62.

(2)	Mr. Domenech became our Executive Vice President and President – SunEdison on November 20, 2009 in connection with our acquisition of SunEdison. In connection with this acquisition, Mr. Domenech received a grant of 317,204 restricted stock units, which are performance-based and vest, if performance objectives are achieved and Mr. Domenech is still employed by MEMC, as follows: 107,843 shares on January 31, 2011; 107,843 shares on December 31, 2011; and 101,518 shares on December 31, 2012.

The following table sets forth certain information concerning stock option exercises and the vesting of restricted stock units during 2009 by the executive officers named in the Summary Compensation Table.

Option Exercises and Stock Vested for 2009

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ahmad Chatila	—	N/A	—	—
Marshall Turner	—	N/A	—	—
Kenneth H. Hannah	—	N/A	9,062	135,417
Timothy C. Oliver	—	N/A	—	—
Carlos Domenech	—	N/A	—	—
Shaker Sadasivam	—	N/A	3,750	51,150
Sean Hunkler	—	N/A	5,000	68,935

Equity Compensation Plans

The following table gives information about the Company’s common stock that may be issued upon exercise of options, warrants and rights under the Company’s equity compensation plans as of December 31, 2009.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(1)
Equity compensation plans approved by security holders	10,379,775 shares of common stock	$25.75	6,388,661 shares of common stock
Equity compensation plans not approved by security holders(3)	2,228,901 shares of common stock	—	771,099 shares of common stock

Total	12,608,676 shares of common stock	$25.75	7,159,760 shares of common stock

(1)	Number of shares is subject to adjustment for changes in capitalization for stock splits, stock dividends and similar events.

(2)	Weighted average exercise price of outstanding options; excludes restricted stock units and performance-based restricted stock units.

(3)	Reflects the MEMC Electronic Materials, Inc. 2009 Special Inducement Grant Plan which provided for the issuance of 2,228,901 restricted stock units to eligible SunEdison employees upon effectiveness of the acquisition of SunEdison in November 2009. The plan was exempt from shareholder approval requirements as an employment inducement grant plan under applicable NYSE listing standards. No future awards will be made under this plan.

Pension Plan

MEMC sponsors the MEMC Pension Plan, a defined benefit pension plan which covered most U.S. employees of MEMC and its subsidiaries through the end of 2001. Effective January 2, 2002, the plan was amended to freeze the accrued benefit for employees who did not meet certain age and service criteria. In order to receive benefit accruals after January 2, 2002, a participant must have met one of two criteria: 1) as of December 31, 2001, the participant was at least age 50 with 5 years of service; or, 2) the participant had at least 25 years of service as of December 31, 2001. Employees who joined MEMC after December 31, 2001 are not eligible for coverage under the MEMC Pension Plan. Each of Messrs. Chatila, Turner, Hannah, Oliver, Hunkler and Domenech commenced employment after December 31, 2001. As a result, they do not participate in the MEMC Pension Plan or MEMC Supplemental Executive Pension Plan (the “MEMC SEPP”).

The basic benefit payable under the MEMC Pension Plan is determined based on a lump sum equal to 8% of a participant’s “average total earnings” (as defined below) up to one-half of the Social Security wage base plus 12% of the participant’s average total earnings over one-half of the Social Security wage base, multiplied by the participant’s years of benefit service, less 2% of such amount for every year by which the current age of the participant is less than age 65 (the “Basic Formula”). In addition to the normal annuity options, for some participants the benefit is also available in an immediate lump-sum distribution at the termination of their employment. None of our named executive officers are covered by the Basic Formula.

Employees who were participants in our former Pension Plan for Salaried Employees (the “Salaried Plan”), a prior plan merged into the MEMC Pension Plan as of December 31, 1996, are entitled to a benefit calculated under the formula in effect as of such date under the Salaried Plan, if such benefit is greater than the benefit calculated under the Basic Formula. The basic benefit payable under the Salaried Plan formula is a single life annuity equal to 1.2% of the participant’s average total earnings multiplied by the participant’s years of benefit service. However, if the participant was hired in the U.S. by Monsanto Company (“Monsanto”), a prior owner of a substantial part of our business, before April 1, 1986 and was employed by us at any time during the period April 1, 1989 through May 31, 1989, or if the participant was employed by MEMC at any time during the period January 1, 1989 through March 31, 1989, the factor is 1.4% of the participant’s “average total earnings” instead of 1.2%. If a participant with either the 1.2% or 1.4% formula retires on or after age 55 but prior to age 65, his benefit will be reduced 1/4% for each month that his retirement date precedes his 65th birthday. However, if the participant is under age 65 but at least age 55 at the time of his retirement, and the participant’s age and years of vesting service add up to at least 80, then the benefit is not subject to any reduction. The basic benefit under either the 1.2% or 1.4% formula is reduced by the amount the participant is entitled to receive under any other designated Monsanto defined benefit pension plan. For purposes of the MEMC Pension Plan, “average total earnings” means twelve times the greater of (a) the monthly average earnings received in the 36 full calendar months immediately prior to the date of employment termination or (b) the monthly average of earnings received during the highest three of the ten calendar years immediately prior to the year in which employment terminates. “Earnings” means amounts paid to participants that are subject to federal income tax withholding (including salary and bonus payments), subject to certain adjustments. Generally, “earnings” utilized for pension formula purposes includes salary and bonus reported in the salary and bonus columns of the Summary Compensation Table. However, since all or portions of the short term incentive cash bonuses are paid in the year following the year earned, all or a portion of such bonuses are included in earnings utilized for pension formula purposes in the year following the year such bonuses are reported in the non-equity incentive plan compensation column of the Summary Compensation Table.

Retirement benefits payable under qualified defined benefit plans are subject to the annual pension limitations imposed under Section 415 of the Internal Revenue Code of 1986, as amended (the “Code”), for which limitations vary annually. The Section 415 limitation for 2009 was $195,000. In addition, Section 401(a)(17) of the Code, specifies a maximum amount of annual compensation, also adjusted annually, that may be taken into account in computing benefits under a qualified defined benefit plan. The Section 401(a)(17) limitation for 2009 was $245,000. The MEMC SEPP, a non-qualified and unfunded plan, provided benefits over the applicable Code limitations. Benefits under the MEMC SEPP are payable in the form of a lump-sum distribution, in the form of an annuity with monthly payments for life beginning at the participant’s retirement age, or in annual installments not to exceed fifteen years. The MEMC SEPP was amended at the end of 2001 to cease future accruals. In addition, all accrued benefits under the MEMC SEPP for employees who entered into new employment contracts with MEMC in 2001 were waived. None of our named executive officers participate in the MEMC SEPP.

The following table (Pension Plan Table) shows the estimated annual pension benefits under the MEMC Pension Plan in the remuneration and years of service classifications indicated using the 1.2% Salaried Plan formula described above. As discussed above, the 1.2% formula is an alternative to the Basic Formula. The amounts shown in this table assume that a participant met the criteria for continued benefit accrual. In addition, the amounts shown in the table are calculated on a single life annuity basis and assume retirement at age 65 (without regard to the offsets described above). No amounts are shown for more than fifteen years of service or at remuneration levels above $200,000 because none of our named executive officers can reach these years of service categories or remuneration levels for purposes of determining benefits under the MEMC Pension Plan.

Pension Plan Table

	Years of Service
Remuneration	5	10	15
$125,000	$7,500	$15,000	$22,500
150,000	9,000	18,000	27,000
175,000	10,500	21,000	31,500
200,000	12,000	24,000	36,000

Dr. Sadasivam is eligible for the 1.2% formula shown above. Dr. Sadasivam did not meet the criteria for continued benefit accrual effective December 31, 2001. As of December 31, 2001, Dr. Sadasivam had 8.3 years of benefit service and annualized average total earnings of $113,496. The table below shows the present value of accumulated benefits payable to Dr. Sadasivam and the number of years of service credited to him.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Shaker Sadasivam	MEMC Pension Plan	10.3	66,428	0

MEMC does not have or pay any nonqualified deferred compensation, and has accordingly omitted the required Nonqualified Deferred Compensation Table.

Compensation Committee Interlocks and Insider Participation

In 2009, the Compensation Committee was comprised of Peter Blackmore, Robert J. Boehlke, C. Douglas Marsh, and James B. Williams. None of the directors comprising the Compensation Committee during 2009 is or has been an officer or employee of MEMC or any of its subsidiaries at the time they served on the Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on our review of filed Forms 3, 4 and 5, all of the filings for our executive officers and directors and greater than 10% stockholders required under Section 16(a) of the Securities Exchange Act of 1934 were made on a timely basis in 2009.

CERTAIN TRANSACTIONS

In 2009, the Company did not have any transaction in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person under Item 404 of Regulation S-K (directors, executive officers or greater than five percent stockholders) had or will have a direct or indirect material interest.

In 2009, the Company hired (first as a consultant and then as an employee) the adult son of Mr. Stevens, a director and Chair of our Audit Committee, to work with the Company’s business development group and in the procurement department. The total compensation paid to Mr. Stevens’ son did not exceed $120,000 during 2009, and he left the Company in March 2010. The Board of Directors reviewed this matter and determined that it did not affect Mr. Stevens’ independence under NYSE rules.

ITEM NO. 2. — RATIFICATION OF SELECTION OF KPMG LLP AS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE

YEAR ENDING DECEMBER 31, 2010

The Audit Committee has appointed KPMG LLP as our Independent Registered Public Accounting Firm for the year ending December 31, 2010.

KPMG LLP served as our independent registered public accounting firm for the year ended December 31, 2009. A representative of KPMG LLP will be present at the 2010 Annual Stockholders’ Meeting, will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions from stockholders.

Although this appointment is not required to be submitted to a vote of stockholders, the Board of Directors believes it is appropriate to request that the stockholders ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2010. If the stockholders do not so ratify, the Audit Committee will investigate the reasons for stockholder rejection and will reconsider the appointment.

The Board of Directors unanimously recommends a vote FOR ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

ITEM NO. 3 — APPROVAL AND ADOPTION OF MEMC

2010 EQUITY INCENTIVE PLAN

On February 21, 2010, the Board of Directors approved the MEMC Electronic Materials, Inc. 2010 Equity Incentive Plan (the “2010 Plan”), and directed that the 2010 Plan be presented for approval at MEMC’s 2010 Annual Stockholders’ Meeting. A full copy of the 2010 Plan is attached hereto as Appendix A. You are encouraged to read the 2010 Plan in its entirety.

General

The purpose of the 2010 Plan is to promote the interests of MEMC and its stockholders by providing the directors, employees, prospective employees and consultants of MEMC and its subsidiaries with an appropriate incentive to enter and continue in the service and employ of MEMC and to improve the growth and profitability of MEMC. With the adoption of the 2010 Plan, MEMC is requesting 15,000,000 “new” shares for grant, plus the “roll over” of any remaining shares available for issuance under the existing MEMC 2001 Equity Incentive Plan (the “2001 Plan”) as of December 31, 2010. As of March 1, 2010, there were approximately 5.9 million shares still available for grant under the 2001 Plan. If the 2010 Plan is approved by our stockholders at the April 2010 Annual Meeting, MEMC will then proceed to have the 2010 Plan qualified in each foreign jurisdiction where we have employees that will receive grants under the 2010 Plan. This foreign qualification typically takes a few months. Because we may wish to grant awards to newly hired employees of MEMC and its subsidiaries who are foreign nationals or are employed outside the United States prior to the time that the 2010 Plan is qualified in such foreign locations, we would need to grant such awards under our 2001 Plan. We have recently made minor changes to our 2001 Plan to conform the 2001 Plan to the 2010 Plan, so that all grants under the 2001 Plan throughout the remainder of 2010 will have effectively the same terms and conditions as if the grants were made under the 2010 Plan.

The MEMC Board of Directors recommends the approval and adoption of the 2010 Plan because the 2001 Plan will expire on December 6, 2011, and no additional awards may be granted under the 2001 Plan after such date (regardless of whether the 2010 Plan is approved by our stockholders). If the 2010 Plan is approved by our stockholders, no additional equity awards will be made under the 2001 Plan after such approval, except as described above.

The Board believes approval of the 2010 Plan is in the best interests of the Company’s stockholders, because it will allow the Company to continue to align the interests of employees with stockholders by granting long term equity incentives. The Company believes that it has demonstrated responsible stewardship of previous equity incentive plans by maintaining a 5% or less “overhang” (total outstanding options over total shares outstanding) and targeting net option grants (option grants less option forfeitures and terminations) in any year to be approximately one percent or less than the Company’s outstanding shares (excluding grants to the Chief Executive Officer).

The Compensation Committee of the Board of Directors administers the 2010 Plan. The 2010 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock and performance units. Individuals who are directors of, employees of, prospective employees of, or consultants to MEMC or a subsidiary of MEMC are eligible to receive awards under the 2010 Plan.

The Compensation Committee generally has the authority, subject to the terms of the plan, to determine when and to whom awards will be granted, the term of the award, the number of shares covered by the award, and all other terms or conditions of the awards. The Compensation Committee’s decisions with respect to the 2010 Plan and the awards thereunder are conclusive and binding. Notwithstanding the Compensation Committee’s broad authority under the 2010 Plan, MEMC is prohibited from repricing stock options without stockholder approval because the 2010 Plan expressly prohibits such repricing authority for the Compensation Committee without stockholder approval.

Shares of common stock issued under the 2010 Plan may be authorized but unissued shares, treasury shares or any combination thereof. Shares covered by awards that are either wholly or partly not earned, or that expire or are forfeited, cancelled or terminated will again be available for grant under the 2010 Plan. Shares surrendered to the Company to pay the exercise price of options and shares withheld to pay taxes, however, will not be recycled into the share pool for the 2010 Plan. No more than 2,000,000 shares of common stock may be subject to awards in any calendar year to an individual subject to Section 162(m) of the Code.

The closing price of MEMC’s common stock on February 16, 2010, as reported on the New York Stock Exchange was $12.86 per share. As of February 16, 2010, there were 9 non-employee directors and approximately 2,800 employees and consultants who were potentially eligible to participate in the 2010 Plan.

Types of Awards

Set forth below is a description of the types of awards that may be granted under the 2010 Plan.

Incentive Stock Options to Eligible Employees

Under the 2010 Plan, the Compensation Committee may grant incentive stock options to eligible employees of MEMC or its subsidiaries. Each option represents the right to purchase one share of MEMC common stock at a price per share established by the Compensation Committee on the date of grant.

The aggregate fair market value (determined on the date of grant) of incentive stock option awards to an individual grantee may not exceed $100,000 during any calendar year. The minimum purchase price for any incentive stock option will be 110% of fair market value for any grantee who owns 10% or more of the voting power of MEMC. The Compensation Committee may make all or any portion of option shares subject to a right of first refusal.

Incentive stock options must be exercised before expiration or termination, which is up to ten years after the date of grant (except for awardees owning 10% or more of the voting power of MEMC, in which case the expiration period is five years after the date of grant). All incentive stock options become immediately vested following a change in control of MEMC if the participant’s employment is terminated without “cause” or by the participant for “good reason” (each as defined in the plan) within two years after the change in control.

Payment of the exercise price may be made in full in cash or in shares of MEMC common stock valued at fair market value on the exercise date or a combination thereof. The Compensation Committee may also permit other methods of payment, including “cashless exercise” involving a broker or dealer approved by the Compensation Committee.

Non-Qualified Stock Options

Under the 2010 Plan, the Compensation Committee may grant non-qualified stock options to eligible employees, prospective employees, non-employee directors and consultants. Each option represents the right to purchase one share of MEMC common stock at a price per share established by the Compensation Committee on the date of grant. The Compensation Committee may make all or any portion of option shares subject to a right of first refusal.

Non-qualified stock options must be exercised before expiration or termination, which is up to ten years after the date of grant. All non-qualified stock options become immediately vested following a change in control of MEMC if the participant’s employment is terminated without “cause” or by the participant for “good reason” (each as defined in the plan) within two years after the change in control.

Payment of the exercise price may be made in full in cash or in shares of MEMC common stock valued at fair market value on the exercise date or a combination thereof. The Compensation Committee may also permit other methods of payment, including “net exercise” involving a broker approved by the Compensation Committee.

Performance Unit Awards

Under the 2010 Plan, the Compensation Committee may grant eligible employees performance unit awards to eligible employees, prospective employees, non-employee directors and consultants, and establish the related performance periods under such awards, subject to certain limitations as outlined by Section 162(m) of the Code. The Compensation Committee will establish indicators of performance applicable to the relevant performance period, with a minimum period of one year at the time of grant. The number of shares paid in settlement of the performance unit awards will be determined based on the fair market value of shares on the date of settlement of the awards. The Compensation Committee may make downward adjustments in performance unit awards to grantees.

In the event a grantee is involuntarily terminated without “cause” or terminates employment due to death, disability or retirement, after completing at least 50% of the performance period for an award, the grantee will be entitled to a pro rata portion of the award if the indicators of performance are met at the time of termination.

All performance unit awards will have a vesting period of at least three years, or one year in the case of awards with restrictions based solely on achievement of performance goals, except that the Committee may provide in the applicable award agreement for vesting of the applicable award on a pro rata basis during the vesting period and/or that the vesting period for any award may otherwise be shortened only: (i) in the event of the grantee’s death, disability, or termination of employment in connection with a change in control; (ii) in the event of the grantee’s termination of employment by the Company without “cause” or by the grantee without “good reason”; or (iii) in any other circumstance, provided that the number of shares subject to such awards does not exceed 5% of the number of shares authorized for grant under the 2010 Plan.

Restricted Stock

The Compensation Committee may award restricted stock under the 2010 Plan to eligible employees, prospective employees, non-employee directors and consultants pursuant to an award agreement. Restricted stock is an award of MEMC common stock that is subject to restrictions determined by the Compensation Committee, including forfeiture conditions and restrictions against transfer for a specified period. The restrictions on restricted stock may lapse in installments based on factors determined by the Compensation Committee, but no restrictions will lapse earlier than the first, or later than the tenth, anniversary date of the award.

Restricted stock that is not vested at the time a grantee’s director service, employment or consulting service is terminated for any reason will be forfeited, unless otherwise specified in the award agreement.

The Compensation Committee may establish terms and conditions under which a grantee of a restricted stock award will be entitled to receive a credit equivalent to any dividend payable with respect to the number of shares which have been awarded but not yet paid. Subject to the terms of the 2010 Plan, the Compensation Committee may make all or any portion of shares awarded under a restricted stock award subject to a right of first refusal for any period of time set by the Compensation Committee at the time of the award.

All restricted stock awards will have a vesting period of at least three years, or one year in the case of awards with restrictions based solely on achievement of performance goals, except that the Committee may provide in the applicable award agreement for vesting of the applicable award on a pro rata basis during the vesting period and/or that the vesting period for any award may otherwise be shortened only: (i) in the event of the grantee’s death, disability, or termination of employment in connection with a change in control; (ii) in the event of the grantee’s termination of employment by the Company without “cause” or by the grantee with “good reason”; or (iii) in any other circumstance, provided that the number of shares subject to such awards does not exceed 5% of the number of shares authorized for grant under the 2010 Plan.

Additional Information

Death or Termination of Employment of Employees

Subject to the provisions of the 2010 Plan, the Compensation Committee may make provisions in its discretion concerning exercise or lapse of options on death or termination of employment. No such provision, however, may extend the term of an option, or permit an option to be exercised prior to six months after the date on which it was granted, except in the event of death or termination by reason of disability.

Subject to the provisions of the 2010 Plan and pursuant to the Code, no incentive stock option may be exercisable as an incentive stock option after the date which is three months following a grantee’s termination of employment for any reason other than disability or death, or twelve months following a grantee’s termination of employment by reason of disability. Following death, the executor, administrator or other person acquiring an incentive stock option by bequest or inheritance may exercise it at any time during its remaining term, provided the deceased grantee was an employee either at the time of his death or within three months prior to death.

The effect of death or termination of employment on restricted stock awards will be as stated in the award.

Change in Capitalization

Subject to any required action by MEMC’s stockholders, in the event of any increase or decrease in the number of issued shares of common stock resulting from a subdivision or consolidation of MEMC’s common stock or the payment of an extraordinary stock dividend, or any other increase or decrease in the number of such shares effected without receipt of consideration, the Compensation Committee will make adjustments to the number of shares subject to awards, and exercise prices, as the Compensation Committee may consider appropriate to prevent the enlargement or dilution of rights.

Change in Control and Other Transactions

The Compensation Committee may provide, but is not required to provide, that in the event MEMC experiences a “change in control”, (i) any and all options granted under the 2010 Plan shall be immediately exercisable in full, (ii) any or all restricted stock awards made under the 2010 Plan shall be immediately payable in full, and (iii) any award agreement with respect to a performance unit award will terminate and be of no further force (with the amounts payable thereunder in such event as specified in the award agreement).

A “change in control” is generally deemed to mean:

•	any sale or other transfer (in one transaction or a series of related transactions) of all of MEMC’s assets;

•	the approval by MEMC’s stockholders of any plan or proposal for liquidation or dissolution;

•	any person or group becomes the beneficial owner of shares representing more than 40% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors;

•	the replacement of a majority of the Board of Directors over a two-year period which is not approved by a vote of at least a majority of the Board of Directors then still in office;

•	any person or group acquires the power to elect a majority of the Board of Directors; or

•

a merger or consolidation of MEMC with another entity in which holders of the common stock of MEMC immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, 50% or less of the common equity interest in the surviving corporation in such transaction.

In the event of (i) a dissolution or liquidation, (ii) a sale of all or substantially all of MEMC’s assets, (iii) a merger or consolidation involving MEMC in which MEMC is not the surviving corporation or (iv) a merger or consolidation involving MEMC in which MEMC is the surviving corporation but the stockholders of MEMC receive securities of another corporation and/or other property, including cash, the Compensation Committee will, in its absolute discretion, have the power to provide for an appropriate exchange of an award, or cancel any award (whether or not then exercisable or vested), and in full consideration of such cancellation, pay in cash:

•

with respect to an option, the excess of the fair market value of securities and property (including cash) received by the holder of a share of common stock as a result of such event over the exercise price of such option; and

•

with respect to restricted stock and performance units (to the extent not in violation of Code Section 409A), the value, as determined by the Compensation Committee in its absolute discretion, of the securities and property (including cash) received by the holder of a share of common stock as a result of such event.

Other Terms

Generally, without the Compensation Committee’s consent, an individual’s rights under a grant under the 2010 Plan may not be assigned or transferred except in the event of death.

The 2010 Plan will remain in effect until terminated by the Compensation Committee. The 2010 Plan will continue thereafter, however, until all awards previously granted under the plan are satisfied or otherwise terminated. No awards may be granted under the 2010 Plan after February 21, 2020. The Compensation

Committee may at any time amend, suspend or terminate the 2010 Plan. No amendment, suspension or termination, however, may adversely affect a grantee’s rights under any previously granted award without the consent of the grantee.

New Plan Benefits

Except for the annual grants of restricted stock units to non-employee directors, the grant of awards under the 2010 Plan is within the discretion of the Compensation Committee. Accordingly, we are unable to determine the number of awards that will be received by or allocated to any participant under the 2010 Plan, except as described below. The following table provides information concerning the benefits that we can currently determine will be received by all current directors who are not executive officers, as a group. The information is limited to the annual grants of restricted stock units to non-employee directors.

New Plan Benefits

MEMC Electronic Materials, Inc. 2010 Equity Incentive Plan

Name and Position	Value of Restricted Shares ($)
All current directors who are not executive officers, as a group	$1,665,000	(1)

(1)	At the end of 2009, we had nine non-employee directors. The amount shown in the table represents the aggregate value of restricted stock units that will be granted on an annual basis following each annual meeting of stockholders to nine non-employee directors. The amount shown does not include 10,000 stock options that will be granted to each new non-employee director who joins our board of directors in the future.

Certain Federal Income Tax Consequences

The following is a description of the federal income tax consequences of grants of options, and awards of restricted stock and performance units under the 2010 Plan based on the Company’s understanding of present federal tax laws, regulations and rulings, which may change, potentially with retroactive effect. The description is not intended to provide a comprehensive discussion of applicable tax issues and does not constitute tax advice. A participant should consult his or her tax adviser concerning the technical tax rules applicable to his or her awards under the 2010 Plan.

Incentive Stock Options. No income is realized by an optionee on the grant of an incentive stock option, and MEMC will not be entitled to a deduction at such time. If the optionee exercises an incentive stock option and does not dispose of the acquired shares of MEMC common stock within two years from the date of the grant, or within one year from the date of exercise of the option, no income will be realized by the optionee at the time of exercise and MEMC will not be entitled to a deduction by reason of the exercise. Upon disposition of the shares, the difference, if any, between the amount realized from the disposition and the optionee’s basis (the amount paid upon exercise) will be taxed as a capital gain or a capital loss. However, if the optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise of the option, he or she will realize ordinary income at the time of disposition equal to the excess, if any, of the lesser of (a) the amount realized on the disposition, or (b) the fair market value of the shares on the date of exercise, over the optionee’s basis in the shares. To the extent, and in the year, that an optionee recognizes ordinary income, MEMC may take a deduction.

Non-Qualified Stock Options. Although an optionee will not recognize income upon the grant of a non-qualified stock option, if the optionee chooses to exercise his or her option, he or she will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the aggregate exercise price for such shares. The optionee’s tax basis in the shares of MEMC common stock received will equal the fair market value of such shares on the date of exercise. If the optionee disposes of shares acquired pursuant to the non-qualified stock option, any gain or loss will be short-term or long-term capital gain or loss, depending upon the period during which the optionee held such shares. If an optionee surrenders previously acquired shares to pay for a non-qualified stock option, the excess, if any, of the fair market value of the newly acquired shares over the fair market value of the surrendered shares will be includable in the optionee’s income. If an optionee holds shares for more than twelve months, upon a subsequent disposition, the optionee will realize long-term capital gain or loss equal to the difference between the amount the optionee receives upon such disposition and the optionee’s basis in the shares. If an optionee disposes of shares twelve months or less after the optionee acquires them, the optionee will realize short-term capital gain or loss equal to the difference between the amount the optionee receives upon such disposition and the optionee’s basis in the shares.

Restricted Stock. A grantee of restricted stock generally will not recognize taxable income upon the grant; but rather, will recognize ordinary income at the time the forfeiture provisions or restrictions on transfer imposed on the shares of MEMC common stock (“Restrictions”) lapse. The amount recognized will be equal to the difference between the fair market value of the shares at the time the Restrictions lapse and the original purchase price paid for the shares, if any. The ordinary income recognized by the grantee with respect to restricted stock will be subject to applicable tax withholding by MEMC.

A grantee may elect, pursuant to Section 83(b) of the Internal Revenue Code (“Code”), to recognize as ordinary income the fair market value of the restricted stock upon grant, notwithstanding that the restricted stock would otherwise not be includable in gross income at that time. If a timely 83(b) election is made, the grantee includes in gross income an amount equal to the difference between the fair market value of the restricted stock on the date of grant and the purchase price paid for the restricted stock, if any. Any change in the value of the shares after the date of grant will be taxed as a capital gain or capital loss only if and when the shares are disposed of by the grantee. If the Section 83(b) election is made, the grantee’s holding period for capital gains begins on the date of grant. If a Section 83(b) election is made and the grantee subsequently forfeits the restricted stock, the grantee may not deduct as a loss the amount previously included in gross income.

A grantee’s tax basis in shares of restricted stock received will be equal to the sum of the amount (if any) he or she paid for the common stock and the amount of ordinary income recognized by the grantee as a result of making Section 83(b) election or upon the lapse of the Restrictions. Unless a Section 83(b) election is made, the grantee’s holding period for the shares for purposes of determining gain or loss on a subsequent sale will begin on the date the Restrictions on the shares lapse. In general, MEMC will be entitled to a deduction at the same time, and in an amount equal to, the ordinary income recognized by a grantee with respect to shares of restricted stock. If, subsequent to the lapse of the Restrictions on the shares, the grantee sells the shares, the difference, if any, between the amount realized from the sale and the grantee’s tax basis in the shares will be taxed as a capital gain or capital loss.

Performance Unit Awards. A participant generally will not recognize taxable income upon the grant of a performance unit award. Instead, the participant will recognize as ordinary income, and MEMC will have as a corresponding deduction, the fair market value of any common stock delivered in settlement of a performance unit award. The ordinary income the participant recognizes is subject to applicable tax withholding. Upon selling the shares of MEMC common stock, the participant generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the shares of common stock and his or her tax basis in the shares.

The Board of Directors recommends a vote “FOR” approval and adoption of the MEMC 2010

Equity Incentive Plan.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Stockholder proposals intended to be presented at our 2011 Annual Stockholders’ Meeting must be received by us by November 11, 2010 for inclusion in our proxy statement and form of proxy card for that meeting.

In order for a stockholder to bring other business before an annual stockholders’ meeting, we must receive timely notice in advance of the meeting. Such notice must be given not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual stockholders’ meeting. The notice must include a description of the proposed business, the reasons therefor, and other specified matters. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement pursuant to Rule 14a-8 under the Exchange Act. Upon receipt of any such proposal, we will determine whether such proposal will come before the stockholders at the annual meeting. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

In order for a stockholder to nominate a candidate for director for election at an annual stockholders’ meeting, under our Restated Certificate of Incorporation and Restated By-Laws, we must receive timely notice of the nomination in advance of the meeting. Such notice must be given not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual stockholders’ meeting. The stockholder filing a notice of nomination must include information about the nominee, such as name, address, occupation and shares held.

In each case, the notice must be given to Bradley D. Kohn, MEMC’s Corporate Secretary, whose address is 501 Pearl Drive (City of O’Fallon), P. O. Box 8, St. Peters, Missouri 63376.

Any stockholder desiring a copy of our Restated Certificate of Incorporation or Restated By-Laws will be furnished a copy without charge upon written request to our Corporate Secretary.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for consideration at the 2010 Annual Stockholders’ Meeting by the Board of Directors or by stockholders. If any other matter shall properly come before the meeting, the persons named in the accompanying proxy card intend to vote on such matters in accordance with their judgment.

HOUSEHOLDING OF PROXIES

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy materials, including the Notice, with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household Annual Reports and proxy materials, including the Notice, by delivering a single document set to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of our Notice, Annual Report or proxy statement, by sending a written request to MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O’Fallon), P.O. Box 8, St. Peters, Missouri 63376, Attn: Investor Relations, or by telephoning 636-474-5000.

If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials in the future, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O’Fallon), P.O. Box 8, St. Peters, Missouri 63376, Attn: Investor Relations, or by telephoning 636-474-5000.

If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of the Company’s Notice, Annual Report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O’Fallon), P.O. Box 8, St. Peters, Missouri 63376, Attn: Investor Relations, or by telephoning 636-474-5000.

March 11, 2010

MEMC ELECTRONIC MATERIALS, INC.

2010 EQUITY INCENTIVE PLAN

1.	Purpose

The purpose of this MEMC Electronic Materials, Inc. 2010 Equity Incentive Plan is to promote the interests of the Company and its stockholders by providing the directors, key employees and consultants of the Company and its Subsidiaries with an appropriate incentive to encourage them to continue in the service and employ of the Company or Subsidiary and to improve the growth and profitability of the Company. The opportunity so provided is intended to foster in such individuals a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals in the future.

2.	Definitions

When used herein, the following terms shall have the meaning set forth below:

2.1 “Award” shall mean an Option, a Performance Unit Award, a Restricted Stock Award, or a grant of Shares.

2.2 “Board” means the Board of Directors of the Company.

2.3 “Cause” means, when used in connection with the termination of a Participant’s Employment, the termination of the Participant’s Employment by the Company or any Subsidiary which Employs such Participant on account of (i) the failure of the Participant to make a good faith effort to substantially perform his duties hereunder (other than any such failure due to the Participant’s Total Disability) or Participant’s insubordination with respect to a specific directive of the Participant’s supervisor or officer to which the Participant reports directly or indirectly; (ii) Participant’s dishonesty, gross negligence in the performance of his duties hereunder or engaging in willful misconduct, which in the case of any such gross negligence, has caused or is reasonably expected to result in direct or indirect material injury to the Company or any of its Subsidiaries; (iii) breach by Participant of any material provision of any other written agreement with the Company or any of its Subsidiaries or material violation of any Company policy applicable to Participant; or (iv) Participant’s commission of a crime that constitutes a felony or other crime of moral turpitude or fraud. If, subsequent to Participant’s termination of employment hereunder for other than Cause, it is determined in good faith by the Company that Participant’s employment could have been terminated for Cause hereunder, Participant’s employment shall, at the election of the Company, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

2.4 “Change in Control” means the occurrence of any of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all of the assets of the Company to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any affiliates thereof; (ii) the approval by the holders of capital stock of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) any Person or Group shall become the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of shares representing more than 40% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors, managers or trustees (the “Voting Stock”) of the Company and such Person or Group actually has the power to vote such shares in any such election; (iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period; (v) any Person or Group shall have acquired the power to elect a majority of the members of the Board of Directors of the Company; or (vi) a merger or consolidation of the Company with another entity in which holders of the Common Stock of the Company immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, 50% or less of the common equity interest in the surviving corporation in such transaction.

2.5 “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder.

2.6 “Committee” means the members of the Board’s Compensation Committee who are “non-employee directors” as defined in Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended, as it exists on the effective date of the Plan or as subsequently amended or interpreted and who are “outside directors” within the meaning of Section 162(m) of the Code and the regulations thereunder.

2.7 “Company” means MEMC Electronic Materials, Inc., a Delaware corporation.

2.8 “EBITDA” means the Company’s consolidated earnings before interest, taxes, depreciation and amortization, as derived from the Company’s audited financial statements as the sum of operating income plus depreciation and amortization, as calculated by the Committee.

2.9 “Eligible Employee” means any employee, director or consultant who, in the judgment of the Committee, should be eligible to participate in this Plan due to the services they perform on behalf of the Company or a Subsidiary.

2.10 “Employment” means employment with the Company or any Subsidiary, service as a director of the Company and service as a consultant for the Company or any Subsidiary. “Employee” and “Employed”, when used herein, shall have correlative meanings.

2.11 “Fair Market Value” means, as of any date, the closing price of one share of Common Stock, as reported on the New York Stock Exchange for such date or such national securities exchange as may be designated by the Board.

2.12 “Good Reason” means, within the two year period following a Change in Control, (i) a material diminution in a Participant’s duties and responsibilities other than a change in such Participant’s duties and responsibilities that results from becoming part of a larger organization following a Change in Control, (ii) a decrease in a Participant’s base salary, bonus opportunity or benefits other than a decrease in benefits that applies to all employees of the Employer or its Subsidiaries otherwise eligible to participate in the affected plan, or (iii) a relocation of a Participant’s primary work location more than 50 miles from the work location immediately prior to the Change in Control, without written consent; provided that, within fifteen days following the occurrence of any of the events set forth herein, the Participant shall have delivered written notice to the Company of his intention to terminate his employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Participant’s right to terminate his employment for Good Reason, and the Company shall not have cured such circumstances within fifteen days following the Company’s receipt of such notice.

2.13 “Grantee” means a person to whom an Award is made.

2.14 “Incentive Stock Option” or “ISO” means an Option awarded under the Plan which meets the requirements of Section 422 of the Code and the regulations thereunder.

2.15 “Inducement Award” means an Award granted to a Prospective Employee as an incentive to become an Employee and that is forfeitable if such individual does not become an Employee within the period of time designated by the Committee.

2.16 “Non-Employee Director” means a director of the Company who is not also an employee of the Company or any Subsidiary.

2.17 “Non-Qualified Stock Option” or “NQSO” means an Option awarded under the Plan, which is not an ISO.

2.18 “Option” means the right to purchase, at a price, for a Term, under conditions, and for cash or other considerations fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee impose, a number of Shares specified by the Committee. An Option may be either an ISO or an NQSO or a combination thereof.

2.19 “Participant” shall mean an Eligible Employee or a Prospective Employee to whom a grant of an Award under the Plan has been made, and, where applicable, shall include permitted transferees pursuant to Section 9 hereof.

2.20 “Performance Unit Award” means an award tied to selected performance criteria. Performance Unit Awards will provide for payment of an award in Shares, as determined by the Committee, if performance goals are achieved over specified performance periods.

2.21 “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

2.22 “Plan” means this MEMC Electronic Materials, Inc. 2010 Equity Incentive Plan.

2.23 “Predecessor Plan” means the MEMC Electronic Materials, Inc. 2001 Equity Incentive Plan.

2.24 “Prospective Employee” means any individual to whom the Committee wishes to grant an Inducement Award as an incentive to become an employee.

2.25 “Restricted Stock Award” means the grant of a right to receive, at a time or times fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee impose, the number of Shares specified by the Committee.

2.26 “Right of First Refusal” means the right of the Company to be given the opportunity to repurchase Shares awarded under the Plan at their then Fair Market Value prior to such Shares being offered for sale to any other party. This right shall apply to any Shares awarded under the Plan under terms and conditions established by the Committee at the time of Award, and shall apply to all Grantees and their guardians, legal representatives, joint tenants, tenants in common, heirs or Successors.

2.27 “Shares” means shares of the Company’s common stock or, if by reason of the adjustment provisions hereof any rights under an Award under the Plan pertain to any other security, such other security.

2.28 “Specified Employee” means any Company employee that the Company determines is a Specified Employee within the meaning of Section 409A of the Code.

2.29 “Subsidiary” means any business, whether or not incorporated, in which the Company, at the time an Award is granted to an employee thereof, or in other cases, at the time of reference, owns directly or indirectly not less than 50% of the equity interest.

2.30 “Successor” means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to exercise an Option, or to receive Shares issuable in satisfaction of a Restricted Stock Award, by bequest or inheritance or by reason of the death of the Grantee, as provided in accordance with Section 10 hereof.

2.31 “Term” means the period during which a particular Option may be exercised or the period during which the restrictions placed on a Restricted Stock Award are in effect.

2.32 “Total Disability” means total disability as defined under the Company’s or any Subsidiary’s group insurance plan covering total disability. In the absence of such insurance plan the Committee shall make such determination.

3.	Administration of the Plan

3.1 The Plan shall be administered by the Committee, which shall be comprised of no fewer than two members of the Board who shall be appointed from time to time by the Board. The Committee may delegate its authority to grant Awards to a subcommittee of such Committee. In the absence of a Committee, the Board shall function as the Committee for all purposes under the Plan, and to the extent that the Board so acts, references in this Plan to the Committee shall refer to the Board as applicable. In addition, the Committee, in its discretion, may delegate its authority to grant Awards to a director, an officer or committee of officers of the Company, subject to reasonable limits and guidelines established by the Committee at the time of such delegation.

3.2 The Committee shall have plenary authority, subject to the provisions of the Plan, to determine when and to whom Awards shall be granted, the Term of each Award, the number of Shares covered by the Award, and all other terms or conditions of the Award. The Committee may grant such additional benefits in connection with any Award as it deems appropriate. The number of Shares, the Term, the other terms and conditions of a particular kind of Award and any additional benefits granted in connection with any Award need not be the same, even as to Awards made at the same time. The Committee’s actions in granting Awards, in setting their terms and conditions, and in granting any additional benefits in connection with any Award, shall be conclusive on all persons.

3.3 The Committee shall have the sole responsibility for construing and interpreting the Plan, for establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan, and for resolving all questions arising under the Plan. Any decision or action taken by the Committee arising out of, or in connection with, the construction, administration, interpretation and effect of the Plan and of its rules and regulations shall be conclusive and binding upon all Grantees, Successors, and all other persons.

3.4 The Committee shall regularly inform the Board of its actions with respect to all Awards under the Plan and the terms and conditions of such Awards in a manner, at such times, and in such form as the Board may reasonably request.

3.5 The performance criteria for Awards made to any “covered employee” (as defined in Section 162(m) of the Code), and which are intended to qualify as “performance-based compensation” (as defined in Section 162(m) of the Code), shall consist of objective tests established by the Committee based on one or more of the indicators of performance described in Section 7.2.

3.6 No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award. To the full extent permitted by law, the Company shall indemnify and hold harmless each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such person, or such person’s testator or intestate, is or was a member of the Committee.

4.	Eligibility

Awards may be made under the Plan to Eligible Employees or Prospective Employees of the Company or a Subsidiary. In making a determination concerning the granting of Awards to Eligible Employees or Prospective Employees, the Committee may take into account the nature of the services they have rendered or that the Committee expects they will render, their present and potential contributions to the success of the business, the number of years of effective service they are expected to have and such other factors as the Committee in its sole discretion shall deem relevant.

5.	Shares Subject to Plan

Subject to adjustment as provided in Section 19 below, the aggregate number of Shares which may be issued pursuant to Awards under this plan is (i) 15,000,000 plus (ii) the number of Shares authorized for issuance and available for awards under the Predecessor Plan on December 31, 2010. Shares described in clause (ii) above include Shares which, immediately prior to the Effective Date, were authorized for issuance under the Predecessor Plan and either (x) were not subject to then outstanding awards or (y) were subject to then outstanding awards that subsequently expire, are canceled or otherwise terminate unexercised for any reason. The Shares so issued may be unreserved Shares held in the treasury however acquired or Shares which are authorized but unissued. For purposes of determining the number of Shares issued under the Plan, no Shares shall be deemed issued until they are actually delivered to a Grantee or such other person described in Section 9. Shares covered by Awards that either wholly or partly are not earned, or that expire or are forfeited, cancelled or terminated shall be available for future issuance of Awards. Shares used to pay the exercise price of Options and Shares withheld to pay taxes shall not be recycled to the Share pool for the Plan.

6.	Granting of Options to Eligible Employees

6.1 Subject to the terms of the Plan, the Committee may from time to time grant Options to Eligible Employees; provided, however, that an ISO may only be granted to an employee of the Company or a Subsidiary.

6.2 The aggregate Fair Market Value (as determined on the date of grant) of ISO Awards to an individual Grantee and exercisable for the first time during any calendar year shall not exceed $100,000.

6.3 The purchase price of each Share subject to Options shall be fixed by the Committee, which shall be specified in the Stock Option Grant Agreement, but shall not be less than the Fair Market Value of a share of Common Stock on the Grant Date; provided, however, that such price may not be less than the minimum price required by law. Except as otherwise provided in Section 19, in no event may an Option be repriced or exchanged for any consideration without shareholder approval.

6.4 Notwithstanding any provision in this Plan to the contrary, the minimum purchase price of an ISO Award shall be 110% of Fair Market Value with respect to Grantees who at the time of Award are deemed to own 10% or more of the voting power of the Company as defined by the Code.

6.5 Each Option shall expire and all right to purchase Shares thereunder shall cease on the date fixed by the Committee, which subject to the terms of the Plan, shall not be later than the tenth anniversary of the date on which the Option was granted.

6.6 Notwithstanding any provision in this Plan to the contrary, ISO awards shall expire and all rights to purchase Shares thereunder shall cease no later than the fifth anniversary of the date on which the Option was granted with respect to Grantees who at the time of Award are deemed to own 10% or more of the voting power of the Company as defined by the Code.

6.7 Each Option shall become exercisable at the time, and for the number of Shares, fixed by the Committee. Except to the extent otherwise provided in or pursuant to Sections 10 and 11, no Option granted to employees shall become exercisable as to any Shares during the first six months after the date on which the Option was granted; provided, however, that, unless otherwise provided in a Participant’s Award agreement or the Committee determines otherwise at a later date, if within the two year period following a Change in Control the Participant’s Employment is terminated by the Company or its Subsidiary without Cause or by the Participant for Good Reason, all outstanding Options held by such Participant shall become immediately vested as of the effective date of the termination of such Participant’s Employment.

6.8 Subject to the terms of the Plan, the Committee may make all or any portion of Option Shares subject to a Right of First Refusal for any period of time set by the Committee at the time of Award.

6.9 Each Option granted under this Section 6 shall be evidenced by an agreement with the Company which shall contain the terms and provisions set forth herein and shall otherwise be consistent with the provisions of the Plan.

7.	Grant of Performance Unit Awards to Eligible Employees

7.1 The Committee may designate Eligible Employees as Grantees of Performance Unit Awards and shall establish performance periods under the Performance Unit Awards, provided that the total value of the awards (determined as of the date of grant) covered by all Performance Unit Awards granted to a “covered employee” (as defined in Section 162(m) of the Code) with respect to a performance period shall not exceed 1% of EBITDA for the Company and its Subsidiaries on a consolidated basis for the three fiscal years immediately preceding the grant; provided, further that the total value of the awards (determined as of the date of grant) covered by all Performance Unit Awards granted to all “covered employees” (as defined in Section 162(m) of the Code) as a group with respect to a performance period shall not exceed 2% of EBITDA for the Company and its Subsidiaries on a consolidated basis for the three fiscal years immediately preceding the grant.

7.2 The Committee shall establish indicators of performance applicable to the relevant performance period, subject to the terms of Section 8.6 hereof. Indicators of performance are utilized to determine the amount and timing of Performance Unit Awards, and may vary between performance periods and different Performance Unit Awards. The indicators of performance shall be one or more of the following: the Company’s pretax income, net income, earnings per Share, revenue, expenses, return on assets, return on equity, return on investment, return on capital, net profit margin, operating profit margin, cash flow, total stockholder return, capitalization, liquidity, results of customer satisfaction surveys, quality, safety, productivity, cost management or process improvement or any combination of the foregoing as the Committee approves. Such performance goals may be determined solely by reference to the performance of the Company, a Subsidiary, or a division or unit of any of the foregoing, or based upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude the impact of any event or occurrence which the Committee determines should appropriately be excluded such as, for example, a restructuring or other nonrecurring charge, an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or a change in accounting standards required by U. S. generally accepted accounting principles.

7.3 Subject to the terms of the Plan, the Committee may make downward adjustments in Performance Unit Awards to Grantees.

7.4 At the time of making grants of Performance Unit Awards, the Committee shall establish such terms and conditions as it shall determine applicable to such Awards. The number of Shares paid in settlement of the Performance Unit Awards shall be determined based on the Fair Market Value of Shares on the date of settlement of the Performance Unit Awards.

7.5 Subject to applicable restrictions under Section 162(m) of the Code, the Committee shall determine the extent to which an Employee shall participate in a partial performance period because of becoming eligible to be a Grantee after the beginning of such performance period.

7.6 In the event a Grantee is involuntarily terminated without Cause or terminates employment due to death, Total Disability or retirement (as determined by the Committee), after completing at least 50% of the performance period for an Award, such Grantee shall be entitled to a pro rata portion of the Award if the indicators of performance are met at the time of termination, payable at the end of the applicable performance period in accordance with the terms of the applicable Performance Unit Awards. Notwithstanding the foregoing, no payment shall be made to a Specified Employee pursuant to this Section 7.6 until the first day of the seventh month following the date on which the Specified Employee has a separation from service within the meaning of Code Section 409A.

8.	Grant of Restricted Stock Awards to Eligible Employees

8.1 Subject to the terms of the Plan, the Committee may also grant Eligible Employees Restricted Stock Awards.

8.2 The terms and conditions of such Awards, including restrictions on transfer or on the ability of the Grantee to make elections with respect to the taxation of the Award without the consent of the Committee, shall be determined by the Committee. Except as provided in or pursuant to Sections 10 and 11, no such restrictions shall lapse earlier than the first, or later than the tenth, anniversary of the date of the Award.

8.3 The Committee may establish terms and conditions under which the Grantee of a Restricted Stock Award shall be entitled to receive a credit equivalent to any dividend payable with respect to the number of Shares which, as of the record date for such dividend, have been awarded but not delivered to him or her. Any such dividend equivalents shall be paid to the Grantee of the Restricted Stock Award either (1) at such specified time or upon such fixed schedule during the period when the Shares are being held by the Company pursuant to the terms of the Restricted Stock Award, or (2) at the time the Shares to which the dividend equivalents apply are delivered to the Grantee. For purposes of Code Section 409A, all dividends are treated as earnings that are separate from the right to the other amounts deferred under the Plan for purposes of designating the time and form of Plan payments, pursuant to 26 CFR §1.409A-3(e). Any arrangement for the payment of dividend equivalents shall be terminated if, under the terms and conditions established by the Committee, the right to receive Shares being held pursuant to the terms of the Restricted Stock Award shall lapse.

8.4 Subject to the terms of the Plan, the Committee may make all or any portion of Shares awarded under a Restricted Stock Award subject to a Right of First Refusal for any period of time set by the Committee at the time of Award.

8.5 The Committee may adopt and apply rules to ensure compliance with tax withholding requirements, including, but not limited to, the retention of a sufficient number of restricted shares upon which restrictions have lapsed to pay such tax.

8.6 All Restricted Stock Awards and Performance Unit Awards shall have a vesting period of at least three (3) years (or one (1) year in the case of Restricted Stock Awards or Performance Unit Awards with restrictions based solely on achievement of performance goals), except that the Committee may provide in the applicable Award agreement for vesting of the applicable Award on a pro rata basis during the vesting period and/or that the vesting period for any Award may otherwise be shortened only: (i) in the event of the Participant’s death, Total Disability, or termination of Employment in connection with a Change in Control, pursuant to Section 11; (ii) in the event of the Participant’s termination of Employment by the Company without Cause or by the Participant for Good Reason; or (iii) in any other circumstance; provided, however, that the number of Shares subject to Awards granted pursuant to this clause (iii) does not exceed five percent (5%) of the number of Shares authorized for grant under this Plan.

9.	Non-Transferability of Rights

No rights under any Award shall be transferable otherwise than by will or the laws of descent and distribution. Notwithstanding the foregoing, to the extent allowed by Rule 16b-3 or any successor rule promulgated under the Securities Exchange Act of 1934, as amended from time to time, as then applicable to the Company’s benefit plans, the Committee may permit an NQSO to be transferred to a member or members of the Grantee’s immediate family, or to a trust for the benefit for such immediate family member(s) or a partnership, limited liability company, or similar entity in which such immediate family member(s) comprise the majority partners or equity holders. For purposes of this provision, a Grantee’s immediate family shall mean the Grantee’s spouse, children and grandchildren.

10.	Death or Termination of Employment of Employees

10.1 Subject to the provisions of the Plan, the Committee may make such provisions concerning exercise or lapse of Options on death or termination of employment as it shall, in its discretion, determine. No such provision shall extend the Term of an Option, nor shall any such provision permit an Option to be exercised prior to six months after the date on which it was granted, except in the event of death or termination by reason of disability.

10.2 Subject to the provisions of the Plan and pursuant to the Code, no ISO shall be exercisable as an ISO after the date which is three months following a Grantee’s termination of employment for any reason other than disability or death, or twelve months following a Grantee’s termination of employment by reason of disability. Following a Grantee’s death, the executor, administrator or other person acquiring an ISO by bequest or inheritance or by reason of the death of the Grantee may exercise it at any time during its remaining Term, provided the deceased Grantee was an employee either at the time of his death or within three months prior to death.

10.3 The effect of death or termination of employment on Shares issued or issuable pursuant to any Restricted Stock Awards and on cash payable pursuant to a Performance Unit Award shall be as stated in the Award.

10.4 Transfers of employment between the Company and a Subsidiary, or between Subsidiaries, shall not constitute termination of employment for purposes of any Award. The Committee may specify in the terms and conditions of an Award, whether any authorized leave of absence or absence for military or government service or for any other reason shall constitute a termination of employment for purposes of the Award and the Plan.

11.	Provisions Relating to Termination of the Company’s Separate Existence

The Committee may provide that in the event the Company experiences a Change in Control, any and all Options granted under the Plan shall be immediately exercisable in full, any or all Restricted Stock Awards made under the Plan shall be immediately payable in full, and any award agreement with respect to a Performance Unit Award will terminate and be of no further force and the amounts payable thereunder in such event shall be as specified in the award agreement.

12.	Writings Evidence Awards

Each Award granted under the Plan shall be evidenced by a writing which may, but need not, be in the form of an agreement to be signed by the Grantee. The writing shall set forth the nature and size of the Award, its Term, the other terms and conditions thereof, other than those set forth in the Plan, and such other information as the Committee directs. Acceptance of any benefits of an Award by the Grantee shall be conclusively presumed to be an assent to the terms and conditions set forth therein, whether or not the writing is in the form of an agreement to be signed by the Grantee.

13.	Exercise of Rights Under Awards

13.1 A person entitled to exercise an Option may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other information the Committee may prescribe.

13.2 In the case of an exercise of an Option, the notice shall be accompanied by payment in full for the purchase price of any Shares to be purchased with such payment being made by either of the following methods, unless explicitly precluded pursuant to the terms of the instrument evidencing grant of the Award: (i) in cash; (ii) in Shares having a Fair Market Value equivalent to the purchase price of such Option; (iii) in a combination thereof; (iv) by means of a cashless exercise pursuant to the cashless exercise program offered by the Company (if any, and to the extent allowed by law); or (v) in the case of an exercise of a NQSO, by means of a net exercise. In the event of a net exercise of a NQSO, the person entitled to exercise the NQSO shall receive the number of Shares equal to the aggregate number of Shares being purchased upon exercise less the number of Shares having a Fair Market Value equal to the aggregate purchase price of the Shares as to which the NQSO is being exercised. No Shares shall be issued upon exercise of an Option until full payment has been made therefore.

13.3 Upon exercise of an Option, or grant of a Restricted Stock Award but before a distribution of Shares in satisfaction thereof, the Grantee may request in writing that the Shares to be issued in satisfaction of the Award be issued in the name of the Grantee or the Grantee and another person as joint tenants with right of survivorship or as tenants in common.

13.4 If a Right of First Refusal has been required for some or all of the Shares applicable to an Option, or Restricted Stock Award, the Grantee shall be required to acknowledge in writing his or her understanding of such Right of First Refusal and the legend which shall be placed on the certificates for such Shares.

13.5 All notices or requests provided for herein shall be delivered to the Senior Vice President (or Vice President) of Human Resources of the Company.

13.6 Notwithstanding anything in this Plan to the contrary, if a person is entitled to receive Shares upon exercise, settlement, or other payment based upon an Award, any fractional portion of such Shares to which such person is entitled shall, instead of being paid as fractional Share, be paid in cash in an amount equal to the fractional portion of such Shares multiplied by the Fair Market Value of a Share on the date of payment.

14.	Effective Date of the Plan and Duration

14.1 The Plan shall become effective on February 21, 2010 (the “Effective Date”), subject to approval within one (1) year thereafter by the Company’s stockholders.

14.2 No Awards may be granted under the Plan on or after February 21, 2020 although the terms of any Award may be amended at any time prior to the end of its Term in accordance with the Plan.

15.	Date of Award

The date of an Award shall be the date on which the Committee’s determination to grant such Award is final, or such later date as shall be specified by the Committee. The Award shall be documented within a reasonable period of time following the date of the Award.

16.	Shareholder Status

No person shall have any rights as a stockholder by virtue of the grant of an Award under the Plan except with respect to Shares actually issued to that person.

17.	Postponement of Exercise

The Committee may postpone any exercise of an Option or the distribution of any portion of a Restricted Stock Award or the grant of Shares for such time as the Committee, in its discretion, may deem necessary in order to permit the Company (i) to effect or maintain registration of the Plan or the Shares issuable upon the exercise of an Option or distributable in satisfaction of a Restricted Stock Award or pursuant to a grant of Shares under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, (ii) to permit any action to be taken in order to comply with restrictions or regulations incident to the maintenance of a public market for its Shares, or (iii) to determine that such Shares and the Plan are exempt from such registration or that no action of the kind referred to in (i) or (ii) above needs to be taken. The Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to recognize the exercise of an Option or to sell or issue shares in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof. Any such postponement shall not extend the Term of an Option nor shorten the Term of any restriction attached to any Restricted Stock Award. Neither the Company nor its directors or officers shall have any obligation or liability to any Grantee, to the Grantee’s Successor or to any other person with respect to any Shares with respect to which the Option shall lapse because of such postponement or as to which issuance under a Restricted Stock Award was delayed.

18.	Termination, Suspension or Modification of Plan or Awards

The Board may at any time terminate, suspend or modify the Plan, except that the Board shall not, without authorization of the Company’s stockholders in accordance with the requirements of Section 14 hereof, effect any change (other than through adjustment for changes in capitalization as herein provided) which:

18.1 increases the aggregate number of Shares for which Awards may be granted;

18.2 lowers the minimum Option price;

18.3 lengthens the maximum period during which an Option may be exercised;

18.4 disqualifies any member of the Committee from being a “non-employee director” as defined in Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended;

18.5 changes the class of employees eligible to receive Awards; or

18.6 extends the period of time during which Awards may be granted.

No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee or any Successor under an Award granted before the date of such termination, suspension or modification, unless such Grantee or Successor shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided for herein does not adversely affect any such right. Except as described above, the Committee may amend the Plan and any Award granted under the Plan as the Committee deems necessary or appropriate to comply with Section 409A of the Code.

19.	Adjustment for Changes in Capitalization

19.1 Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of an extraordinary stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall make such adjustments with respect to the number of shares of Common Stock subject to the Awards, the exercise price per share of Common Stock, as the Committee may consider appropriate to prevent the enlargement or dilution of rights.

19.2 Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), the Awards outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Common Stock subject to any such Award would have received in such merger or consolidation (it being understood that if, in connection with such transaction, the stockholders of the

Company retain their shares of Common Stock and are not entitled to any additional or other consideration, the Awards shall not be affected by such transaction).

19.3 Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

(A) provide for the exchange of any Award outstanding immediately prior to such event (whether or not then exercisable) for an award with respect to, as appropriate, some or all of the property for which the stock underlying such Award is exchanged and, incident thereto, make an equitable adjustment, as determined by the Committee, in the exercise price of the Options, if applicable, or the number of shares or amount of property subject to the Award or, if appropriate, provide for a cash payment to the Participants in partial consideration for the exchange of the Awards as the Committee may consider appropriate to prevent dilution or enlargement of rights;

(B) cancel, effective immediately prior to the occurrence of such event, any Award outstanding immediately prior to such event (whether or not then exercisable or vested), and in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Common Stock subject to such Award, equal to: (x) with respect to an Option, the excess of (1) the fair market value of securities and property (including cash) received by the holder of a share of Common Stock as a result of such event over (2) the Exercise Price of such Option; (y) with respect to Restricted Stock, the value, as determined by the Committee in its absolute discretion, of the securities and property (including cash) received by the holder of a share of Common Stock as a result of such event; and (z) with respect to a Performance Unit, the value, as determined by the Committee in its absolute discretion, of the securities and property (including cash) received by the holder of a share of Common Stock as a result of such event, but only to the extent such cancellation and payment does not violate Code Section 409A, or

(C) provide for any combination of (A) or (B).

19.4 Other Changes. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 9(a), (b) or (c) hereof, the Committee shall make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and, if applicable, in the per-share exercise price of each such Option, as the Committee may, in its absolute discretion, consider appropriate to prevent dilution or enlargement of rights.

19.5 No Other Rights. Except as expressly provided in this Plan or the Award Agreements evidencing the Awards, the Participants shall not have any rights by reason of (i) any subdivision or consolidation of shares of Common Stock or shares of stock of any class, (ii) the payment of any dividend, any increase or decrease in the number of shares of Common Stock, or (iii) shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in this Plan or the Award Agreements evidencing the Awards, no issuance by the Company of shares of Common Stock or shares of stock of any class, or securities convertible into shares of Common Stock or shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Award or, if applicable, the exercise price of any Option.

20.	Delivery of Shares in Lieu of Cash Incentive Awards

20.1 Any employee otherwise eligible for an Award under the Plan who is eligible to receive a cash incentive payment from the Company under any management incentive plan may make application to the Committee in such manner as may be prescribed from time to time by the Committee, to receive Shares from the Plan in lieu of all or any portion of such cash payment.

20.2 The Committee may in its discretion honor such application by delivering Shares from the Plan to such employee equal in Fair Market Value to that portion of the cash payment otherwise payable to the employee under such incentive plan for which a Share delivery is to be made in lieu of cash payment.

20.3 Any Shares delivered to employees under the Plan in lieu of cash incentive payments shall come from the aggregate number of Shares authorized for use by the Plan and shall not be available for any other Awards under the Plan.

21.	Non-Uniform Determination

The Committee’s determination under the Plan including, without limitation, determination of the persons to receive Awards, the form, amount and type of Awards, the terms and provisions of Awards and the written material evidencing such Awards, the grant of additional benefits in connection with any Award, and the granting or rejecting of applications for delivery of Shares in lieu of cash bonus or incentive payments need not be uniform and may be made selectively among otherwise Eligible Employees, whether or not such employees are similarly situated.

22.	Taxes

The Company may withhold amounts necessary to satisfy its tax withholding obligations with respect to Awards. The Company may withhold Shares received upon exercise of an Award in order to satisfy its withholding obligations with respect to Awards.

23.	Tenure

An employee’s right, if any, to continue in the employ of the Company or a Subsidiary shall not be affected by the fact that he or she has been granted an Award. At the sole discretion of the Committee, an employee terminated for Cause may be required to forfeit all of his or her rights under the Plan, except as to Options already exercised and Restricted Stock Awards on which restrictions have already lapsed.

24.	Application of Proceeds

The proceeds received by the Company from the sale of its Shares under the Plan shall be used for general corporate purposes.

25.	Other Actions

Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including the right to grant options for proper corporate purposes otherwise than under the Plan to any person, firm, corporation, association or other entity, or to grant options to, or assume options of, any person in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of all or any part of the business and assets of any person, firm, corporation, association or other entity.

26.	Governing Law

The Plan and all determinations made and action taken pursuant hereto shall be governed by and construed in accordance with the laws of the state of Delaware, without regard to the principles of conflicts of law which might otherwise apply.

ADOPTED, pursuant to resolution of the Board of Directors this 21st day of February, 2010.

By	/S/ BRADLEY D. KOHN
Secretary

MEMC ELECTRONIC MATERIALS, INC. 501 PEARL DRIVE P.O. BOX 8 ST. PETERS, MO 63376-0008

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M20284-P92208 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS VOTING DIRECTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

MEMC ELECTRONIC MATERIALS, INC.
PROXY VOTING DIRECTION CARD FOR 2010 ANNUAL MEETING OF STOCKHOLDERS
The Board of Directors recommends that you vote FOR the following proposals:
1. Election of four Directors to serve for a term expiring in 2013
		For	Against	Abstain
Nominees:
1a.	Emmanuel T. Hernandez	☐	☐	☐
1b.	John Marren	☐	☐	☐
1c.	William E. Stevens	☐	☐	☐
1d.	James B. Williams	☐	☐	☐

Vote on Proposals					For	Against	Abstain
2. Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2010;					☐	☐	☐
3. Approval and adoption of the MEMC Electronic Materials, Inc. 2010 Equity Incentive Plan; and					☐	☐	☐
4. In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting and all adjournments thereof.					☐	☐	☐
This proxy is solicited on behalf of the Board of Directors.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by the authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting

To Be Held on Tuesday, April 20, 2010:

The Notice and Proxy Statement and Annual Report to Security Holders are available at www.proxyvote.com.

The 2010 Annual Meeting of Stockholders of MEMC Electronic Materials, Inc. (the “Company”) will be held at the Greenbelt Marriott Hotel, 6400 Ivy Lane, Greenbelt, Maryland 20770, on April 20, 2010 at 7:00 a.m., local time. Only stockholders who owned stock at the close of business on the record date, February 25, 2010 (the “Record Date”), may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting that may take place.

Proposals to be voted on at the Annual Meeting are listed below.

The Board of Directors recommends that you vote FOR the following proposals:

1. To elect four directors to serve for a term expiring in 2013: Emmanuel T. Hernandez, John Marren, William E. Stevens, and James B. Williams;

2. To consider and act upon a proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2010;

3. To consider and act upon a proposal to approve and adopt the MEMC Electronic Materials, Inc. 2010 Equity Incentive Plan; and

4. To transact such other business as may properly come before the meeting and all adjournments thereof.

Stockholders of record as of the Record Date are encouraged and cordially invited to attend the 2010 Annual Meeting of Stockholders. Directions to attend the Annual Meeting where you may vote in person can be found on our website: www.memc.com

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M20285-P92208

MEMC ELECTRONIC MATERIALS, INC.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MEMC FOR THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 20, 2010.

The undersigned hereby directs Putnam Fiduciary Trust Company as trustee (the “Trustee”) of the MEMC Retirement Savings Plan (the “Plan”) to vote, as designated on the reverse side, all of the shares of Common Stock of MEMC Electronic Materials, Inc. (the “Company”) which the undersigned is entitled to direct the Trustee to vote pursuant to the terms of the Plan, on the matters set forth on the reverse side and, in the discretion of the Trustee and its proxies, upon any other business which may properly come before the Annual Meeting of Stockholders of the Company, to be held at the Greenbelt Marriott Hotel, 6400 Ivy Lane, Greenbelt, Maryland 20770 on April 20, 2010 at 7:00 a.m., local time, and all adjournments thereof.

This voting direction card, when properly executed, will be voted in the manner directed herein by the undersigned participant. If no direction is made by a participant, voting will be controlled by the terms of the Plan.

The undersigned hereby revokes all prior directions heretofore given by the undersigned to the Trustee with respect to the subject matter hereof for said meeting. The direction may be revoked prior to its exercise.

MEMC ELECTRONIC MATERIALS, INC. 501 PEARL DRIVE P.O. BOX 8 ST. PETERS, MO 63376-0008

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M20520-P92208 KEEP THIS PORTION FOR YOUR RECORDS

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MEMC ELECTRONIC MATERIALS, INC.

The Board of Directors recommends that you vote FOR the following proposals:
1. Election of four Directors to serve for a term expiring in 2013
		For	Against	Abstain
Nominees:
1a.	Emmanuel T. Hernandez	☐	☐	☐
1b.	John Marren	☐	☐	☐
1c.	William E. Stevens	☐	☐	☐
1d.	James B. Williams	☐	☐	☐

Vote on Proposals					For	Against	Abstain
2. Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2010;					☐	☐	☐
3. Approval and adoption of the MEMC Electronic Materials, Inc. 2010 Equity Incentive Plan; and					☐	☐	☐
4. In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting and all adjournments thereof.					☐	☐	☐
This proxy is solicited on behalf of the Board of Directors.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by the authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting

To Be Held on Tuesday, April 20, 2010:

The Notice and Proxy Statement and Annual Report to Security Holders are available at www.proxyvote.com.

The 2010 Annual Meeting of Stockholders of MEMC Electronic Materials, Inc. (the “Company”) will be held at the Greenbelt Marriott Hotel, 6400 Ivy Lane, Greenbelt, Maryland 20770, on April 20, 2010 at 7:00 a.m., local time. Only stockholders who owned stock at the close of business on the record date, February 25, 2010 (the “Record Date”), may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting that may take place.

Proposals to be voted on at the 2010 Annual Meeting are listed below.

The Board of Directors recommends that you vote FOR the following proposals:

1. To elect four directors to serve for a term expiring in 2013: Emmanuel T. Hernandez, John Marren, William E. Stevens, and James B. Williams;

2. To consider and act upon a proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2010;

3. To consider and act upon a proposal to approve and adopt the MEMC Electronic Materials, Inc. 2010 Equity Incentive Plan; and

4. To transact such other business as may properly come before the meeting and all adjournments thereof.

Stockholders of record as of the Record Date are encouraged and cordially invited to attend the 2010 Annual Meeting of Stockholders. Directions to attend the Annual Meeting where you may vote in person can be found on our website: www.memc.com

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M20521-P92208

MEMC ELECTRONIC MATERIALS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MEMC FOR THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 20, 2010.

The stockholder(s) hereby appoint(s) Bradley D. Kohn and Timothy C. Oliver, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of MEMC Electronic Materials Inc. is/are entitled to vote at the 2010 Annual Meeting. The 2010 Annual Meeting of Stockholders of MEMC Electronic Materials, Inc. (the “Company”) will be held at the Greenbelt Marriott Hotel, 6400 Ivy Lane, Greenbelt, Maryland 20770, on April 20, 2010 at 7:00 a.m., local time. Only stockholders who owned stock at the close of business on the record date, February 25, 2010 (the “Record Date”), may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting that may take place.

THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDER’S DIRECTION HEREIN, BUT WHERE NO DIRECTIONS ARE INDICATED, SAID SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ON THE REVERSE SIDE, FOR RATIFICATION OF SELECTION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2010, FOR THE APPROVAL AND ADOPTION OF THE MEMC ELECTRONIC MATERIALS, INC. 2010 EQUITY INCENTIVE PLAN, AND, IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, ALL IN ACCORDANCE WITH THE COMPANY’S PROXY STATEMENT.

**** IMPORTANT ALERT ****

*** PROXY VOTING CHANGE ****

The Securities and Exchange Commission recently approved amendments to NYSE Rule 452.

These amendments eliminated broker discretionary voting in director elections.

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Unlike previous Annual Meetings, your brokers can no longer vote without your direction in the election of directors, nor can they vote without your direction on approval of our proposed MEMC 2010 Equity Incentive Plan.

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It is now necessary for you to actually respond in order for your vote to be counted in these matters. IF YOU DO NOT FOLLOW THESE PROCEDURES, YOUR VOTES WILL NOT BE COUNTED AS VOTES CAST ON ANY MATTER OTHER THAN THE RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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Please follow your broker’s directions to give specific instructions on how to vote your shares. Depending upon your broker, you may be able to vote electronically, either by toll-free telephone or by the Internet.

REGARDLESS OF HOW MANY SHARES YOU OWN, YOUR VOTE IS VERY IMPORTANT!